                 PRIVATE EQUITY LINE AGREEMENT

                         by and between

                  KINGSBRIDGE CAPITAL LIMITED

                              and

                      CYTOGEN CORPORATION

                  dated as of October 23, 1998



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                        TABLE OF CONTENTS

                                                             Page

                            ARTICLE I
                       CERTAIN DEFINITIONS . . . . . . . . . .  1
     Section 1.1    [RESERVED] . . . . . . . . . . . . . . . .  1
     Section 1.2    "Average Daily Trading Volume" . . . . . .  1
     Section 1.3    "Bid Price". . . . . . . . . . . . . . . .  1
     Section 1.4    "Blackout Shares". . . . . . . . . . . . .  2
     Section 1.5    "Capital Shares" . . . . . . . . . . . . .  2
     Section 1.6    "Closing". . . . . . . . . . . . . . . . .  2
     Section 1.7    "Closing Date" . . . . . . . . . . . . . .  2
     Section 1.8    "Commitment Period". . . . . . . . . . . .  2
     Section 1.9    "Common Stock" . . . . . . . . . . . . . .  2
     Section 1.10   "Common Stock Equivalents" . . . . . . . .  2
     Section 1.11   "Condition Satisfaction Date". . . . . . .  2
     Section 1.12   "Damages". . . . . . . . . . . . . . . . .  2
     Section 1.13   "Discount" . . . . . . . . . . . . . . . .  2
     Section 1.14   "Effective Date" . . . . . . . . . . . . .  2
     Section 1.15   "Escrow Agreement" . . . . . . . . . . . .  2
     Section 1.16   "Exchange Act" . . . . . . . . . . . . . .  3
     Section 1.17   "Floor Price". . . . . . . . . . . . . . .  3
     Section 1.18   "Investment Amount". . . . . . . . . . . .  3
     Section 1.19   "Legend" . . . . . . . . . . . . . . . . .  3
     Section 1.20   "Market Price" . . . . . . . . . . . . . .  3
     Section 1.21   "Maximum Commitment Amount"  . . . . . . .  3
     Section 1.22   "Minimum Commitment Amount"  . . . . . . .  3
     Section 1.23   "Material Adverse Effect". . . . . . . . .  3
     Section 1.24   "Maximum Put Amount" . . . . . . . . . . .  3
     Section 1.25   "Minimum Put Amount" . . . . . . . . . . .  3
     Section 1.26   "NASD" . . . . . . . . . . . . . . . . . .  3
     Section 1.27   "Outstanding". . . . . . . . . . . . . . .  3
     Section 1.28   "Person" . . . . . . . . . . . . . . . . .  3
     Section 1.29   "Preferred Stock". . . . . . . . . . . . .  4
     Section 1.30   "Principal Market" . . . . . . . . . . . .  4
     Section 1.31   "Purchase Price" . . . . . . . . . . . . .  4
     Section 1.32   "Put". . . . . . . . . . . . . . . . . . .  4
     Section 1.33   "Put Date" . . . . . . . . . . . . . . . .  4
     Section 1.34   "Put Notice" . . . . . . . . . . . . . . .  4
     Section 1.35   "Put Shares" . . . . . . . . . . . . . . .  4
     Section 1.36   "Registrable Securities" . . . . . . . . .  4
     Section 1.37   "Registration Rights Agreement". . . . . .  5
     Section 1.38   "Registration Statement" . . . . . . . . .  5
     Section 1.39   "Regulation D" . . . . . . . . . . . . . .  5

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     Section 1.40   "SEC". . . . . . . . . . . . . . . . . . .  5
     Section 1.41   "Section 4(2)" . . . . . . . . . . . . . .  5
     Section 1.42   "Securities Act" . . . . . . . . . . . . .  5
     Section 1.43   "SEC Documents". . . . . . . . . . . . . .  5
     Section 1.44   "Subscription Date . . . . . . . . . . . .  5
     Section 1.45   "Trading Cushion". . . . . . . . . . . . .  5
     Section 1.46   "Trading Day". . . . . . . . . . . . . . .  5
     Section 1.47   "Underwriter"  . . . . . . . . . . . . . .  5
     Section 1.48   "Valuation Event". . . . . . . . . . . . .  5
     Section 1.49   "Valuation Period" . . . . . . . . . . . .  6
     Section 1.50   "Warrant". . . . . . . . . . . . . . . . .  6
     Section 1.51   "Warrant Shares" . . . . . . . . . . . . .  7

                            ARTICLE II
        PURCHASE AND SALE OF COMMON STOCK; TERMINATION OF
              OBLIGATIONS; WARRANT; BLACKOUT SHARES. . . . . .  7
     Section 2.1    Investments. . . . . . . . . . . . . . . .  7
     Section 2.2    Mechanics. . . . . . . . . . . . . . . . .  7
     Section 2.3    Closings . . . . . . . . . . . . . . . . .  8
     Section 2.4    Termination of Investment Obligation . . .  8
     Section 2.5    The Warrant. . . . . . . . . . . . . . . .  8
     Section 2.6    Blackout Shares. . . . . . . . . . . . . .  8
     Section 2.7    Liquidated Damages . . . . . . . . . . . .  9

                           ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF INVESTOR . . . .  9
     Section 3.1    Intent . . . . . . . . . . . . . . . . . .  9
     Section 3.2    Sophisticated Investor . . . . . . . . . .  9
     Section 3.3    Authority. . . . . . . . . . . . . . . . .  9
     Section 3.4    Not an Affiliate . . . . . . . . . . . . .  9
     Section 3.5    Organization and Standing. . . . . . . . .  9
     Section 3.6    Absence of Conflicts . . . . . . . . . . . 10
     Section 3.7    Disclosure; Access to Information. . . . . 10
     Section 3.8    Manner of Sale . . . . . . . . . . . . . . 10

                            ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . 10
     Section 4.1    Organization of the Company. . . . . . . . 10
     Section 4.2    Authority. . . . . . . . . . . . . . . . . 10
     Section 4.3    Capitalization . . . . . . . . . . . . . . 11
     Section 4.4    Common Stock . . . . . . . . . . . . . . . 11
     Section 4.5    SEC Documents. . . . . . . . . . . . . . . 11
     Section 4.6    Exemption from Registration; Valid
                    Issuances. . . . . . . . . . . . . . . . . 12
     Section 4.7    No General Solicitation or Advertising in
                    Regard to this Transaction . . . . . . . . 12

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     Section 4.8    Corporate Documents. . . . . . . . . . . . 12
     Section 4.9    No Conflicts . . . . . . . . . . . . . . . 12
     Section 4.10   No Material Adverse Change . . . . . . . . 13
     Section 4.11   No Undisclosed Liabilities . . . . . . . . 13
     Section 4.12   No Undisclosed Events or Circumstances . . 13
     Section 4.13   No Integrated Offering . . . . . . . . . . 13
     Section 4.14   Litigation and Other Proceedings . . . . . 13
     Section 4.15   No Misleading or Untrue Communication. . . 14
     Section 4.16   Material Non-Public Information. . . . . . 14

                            ARTICLE V
                    COVENANTS OF THE INVESTOR. . . . . . . . . 14

                            ARTICLE VI
                     COVENANTS OF THE COMPANY. . . . . . . . . 15
     Section 6.1    Registration Rights. . . . . . . . . . . . 15
     Section 6.2    Reservation of Common Stock. . . . . . . . 15
     Section 6.3    Listing of Common Stock. . . . . . . . . . 15
     Section 6.4    Exchange Act Registration. . . . . . . . . 15
     Section 6.5    Legends. . . . . . . . . . . . . . . . . . 16
     Section 6.6    Corporate Existence. . . . . . . . . . . . 16
     Section 6.7    Additional SEC Documents . . . . . . . . . 16
     Section 6.8 Notice of Certain Events Affecting Registration; Suspension of Right
                    to Make a Put. . . . . . . . . . . . . . . 16
     Section 6.9    Expectations Regarding Put Notices . . . . 16
     Section 6.10   Consolidation; Merger. . . . . . . . . . . 17
     Section 6.11   Issuance of Put Shares, Warrant Shares
                    and Blackout Shares. . . . . . . . . . . . 17
     Section 6.12   Legal Opinion on Subscription Date . . . . 17
     Section 6.13   No Other Equity Lines. . . . . . . . . . . 17

                           ARTICLE VII
                    CONDITIONS TO DELIVERY OF
              PUT NOTICES AND CONDITIONS TO CLOSING. . . . . . 17
     Section 7.1    Conditions Precedent to the Obligation of
                    the Company to Issue and Sell
                    Common Stock . . . . . . . . . . . . . . . 17
     Section 7.2 Conditions Precedent to the Right of the Company to Deliver a Put Notice and
                    the Obligation of the Investor to
                    Purchase Put Shares. . . . . . . . . . . . 18
     Section 7.3    Due Diligence Review; Non-Disclosure of
                    Non-Public Information . . . . . . . . . . 20

                           ARTICLE VIII
                             LEGENDS . . . . . . . . . . . . . 21
     Section 8.1    Legends. . . . . . . . . . . . . . . . . . 21
     Section 8.2    No Other Legend or Stock Transfer
                    Restrictions . . . . . . . . . . . . . . . 22

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     Section 8.3    Investor's Compliance. . . . . . . . . . . 23

                            ARTICLE IX
                         INDEMNIFICATION . . . . . . . . . . . 23
     Section 9.1    Indemnification. . . . . . . . . . . . . . 23
     Section 9.2    Method of Asserting Indemnification
                    Claims . . . . . . . . . . . . . . . . . . 23

                            ARTICLE X
                          MISCELLANEOUS. . . . . . . . . . . . 27
     Section 10.1   Fees and Expenses. . . . . . . . . . . . . 27
     Section 10.2   Reporting Entity for the Common Stock. . . 27
     Section 10.3   Brokerage. . . . . . . . . . . . . . . . . 27
     Section 10.4   Notices. . . . . . . . . . . . . . . . . . 28
     Section 10.5   Assignment . . . . . . . . . . . . . . . . 29
     Section 10.6   Amendment; No Waiver . . . . . . . . . . . 29
     Section 10.7   Annexes and Exhibits; Entire Agreement . . 29
     Section 10.8   Termination; Survival. . . . . . . . . . . 29
     Section 10.9   Severability . . . . . . . . . . . . . . . 30
     Section 10.10  Title and Subtitles. . . . . . . . . . . . 30
     Section 10.11  Counterparts . . . . . . . . . . . . . . . 30
     Section 10.12  Choice of Law. . . . . . . . . . . . . . . 30




                 PRIVATE EQUITY LINE AGREEMENT

                         by and between

                  KINGSBRIDGE CAPITAL LIMITED

                              and

                      CYTOGEN CORPORATION

                  dated as of October 23, 1998

     This PRIVATE EQUITY LINE AGREEMENT is entered into as of the 23rd day of October, 1998 (this "Agreement"), by and between KINGSBRIDGE CAPITAL LIMITED (the "Investor"), an entity organized and existing under the laws of the British Virgin Islands, and CYTOGEN CORPORATION a corporation organized and existing under the laws of the State of Delaware (the "Company").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase, up to $12,000,000 of the Common Stock (as defined below); and

     WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

     NOW, THEREFORE, the parties hereto agree as follows:

                            ARTICLE I
                       CERTAIN DEFINITIONS

     Section 1.1    [RESERVED]

     Section 1.2 "Average Daily Trading Volume" shall mean, with respect to any date, the average of the daily trading volumes for the Common Stock on the Principal Market for twenty-six (26) of the thirty (30) Trading Days immediately preceding such date, after removing the Trading Days with the two (2) highest trading volumes and the Trading Days with the two (2) lowest trading volumes.

     Section 1.3 "Bid Price" shall mean, with respect to any Trading Day, the closing bid price on such Trading Day (as reported by Nasdaq) of the Common Stock on the Principal Market.

     Section 1.4 "Blackout Shares" shall have the meaning assigned to them in Section 2.6.

     Section 1.5 "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

     Section 1.6 "Closing" shall mean one of the closings of a purchase and sale of the Common Stock pursuant to Section 2.1.

     Section 1.7 "Closing Date" shall mean, with respect to a Closing, the fifth Trading Day following the Put Date related to such Closing, provided all conditions to such Closing have been satisfied on or before such Trading Day.

     Section 1.8 "Commitment Period" shall mean the period commencing on the earlier to occur of (i) the Effective Date or
(ii) such earlier date as the Company and the Investor may mutually agree in writing, and expiring on the earlier to occur of (x) the date on which the Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price equal to the Maximum Commitment Amount, (y) the date this Agreement is

                                V
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terminated pursuant to Section 2.4, or (z) the date occurring twenty four (24) months from the date of commencement of the Commitment Period.

     Section 1.9 "Common Stock" shall mean the Company's common stock, $0.01 par value per share.

     Section 1.10 "Common Stock Equivalents" shall mean any securities that are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities.

     Section 1.11 "Condition Satisfaction Date" shall have the meaning set forth in Section 7.2 of this Agreement.

     Section 1.12 "Damages" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).

     Section 1.13   "Discount" shall mean fifteen percent (15%).

     Section 1.14 "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering resale of the Registrable Securities as set forth in
Section 7.2(a).

     Section 1.15 "Escrow Agreement" shall mean the escrow agreement in the form of Exhibit A entered into pursuant to Section 7.2(o) hereof.

     Section 1.16   "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

     Section 1.17   "Floor Price" shall mean seventy-five cents
($0.75) per share.

     Section 1.18 "Investment Amount" shall mean the dollar amount (within the range specified in Section 2.2) to be invested by the Investor to purchase Put Shares with respect to any Put Notice as provided by the Company to the Investor in accordance with Section 2.2 hereof.

     Section 1.19   "Legend" shall have the meaning specified in
Section 8.1.

     Section 1.20 "Market Price" on any given date shall mean the average of the lowest intra-day prices of the Common Stock over the Valuation Period. "Lowest intra-day price" shall mean the lowest price of the Common Stock (as reported by Bloomberg L.P.) during any Trading Day.

     Section 1.21   "Maximum Commitment Amount" shall mean
$12,000,000.

     Section 1.22   "Minimum Commitment Amount" shall mean
$3,000,000.

     Section 1.23 "Material Adverse Effect" shall mean any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under any of (i) this Agreement, (ii) the Registration Rights Agreement, (iii) the Escrow Agreement and (iv) the Warrant.

     Section 1.24 "Maximum Put Amount" shall mean with respect to any Put the amount determined in accordance with the table set forth on Annex A hereto.

     Section 1.25   "Minimum Put Amount" shall mean $150,000.

     Section 1.26   "NASD" shall mean the National Association of
Securities Dealers, Inc.

     Section 1.27 "Outstanding" when used with reference to Common Shares or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not refer to any such Shares then directly or indirectly owned or held by or for the account of the Company.

     Section 1.28   "Person" shall mean an individual, a
corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     Section 1.29 "Principal Market" shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

     Section 1.30 "Purchase Price" shall mean, with respect to a Put, the Market Price on a the applicable Put Date (or such other date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement) less the product of the Discount and the Market Price.

     Section 1.31 "Put" shall mean each occasion the Company elects to exercise its right to tender a Put Notice requiring the Investor to purchase a specified amount of the Company's Common Stock, subject to the terms and conditions of this Agreement.

     Section 1.32 "Put Date" shall mean the Trading Day during the Commitment Period that a Put Notice to sell Common Stock to the Investor is deemed delivered pursuant to Section 2.2(b) hereof.

     Section 1.33 "Put Notice" shall mean a written notice to the Investor setting forth the Investment Amount that the Company intends to require the Investor to purchase pursuant to the terms of this Agreement.

     Section 1.34   "Put Shares" shall mean all shares of Common
Stock issued or issuable pursuant to a Put that has been exercised or may be exercised in accordance with the terms and conditions of this Agreement.

     Section 1.35 "Registrable Securities" shall mean the (i) Put Shares, (ii) the Warrant Shares, (iii) the Blackout Shares and (iv) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (w) the Registration Statement has been declared effective by the SEC and all Registrable Securities have been disposed of pursuant to the Registration Statement, (x) all Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (y) such time as all Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (z) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor, all Registrable Securities may be sold without registration or the need for an exemption from any registration requirements and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

     Section 1.36 "Registration Rights Agreement" shall mean the registration rights agreement in the form of Exhibit B hereto.

     Section 1.37 "Registration Statement" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement, and the Warrant and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

     Section 1.38 "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

     Section 1.39   "SEC" shall mean the Securities and Exchange
Commission.

     Section 1.40 "Section 4(2)" shall have the meaning set forth in the recitals of this Agreement.

     Section 1.41 "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

     Section 1.42 "SEC Documents" shall mean the Company's latest Form 10-K as of the time in question, all Forms 10-Q and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

     Section 1.43 "Subscription Date" shall mean the date on which this Agreement is executed and delivered by the parties hereto.

     Section 1.44 "Trading Cushion" shall mean the mandatory twenty (20) Trading Days between Put Dates.

     Section 1.45 "Trading Day" shall mean any day during which the Principal Market shall be open for business.

     Section 1.46 "Underwriter" shall mean any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement.

     Section 1.47 "Valuation Event" shall mean an event in which the Company at any time during a Valuation Period takes any of the following actions:

          (a)  subdivides or combines its Common Stock;

          (b) pays a dividend in its Capital Stock or makes any other distribution of its Capital Shares, except for dividends paid or distributions made in respect of preferred stock;

          (c) issues any additional Capital Shares ("Additional Capital Shares"), otherwise than as provided in the foregoing Subsections (a) and (b) above, at a price per share less, or for other consideration lower, than the Bid Price in effect immediately prior to such issuance, or without consideration;

          (d) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares and the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Bid Price in effect immediately prior to such issuance;

          (e) issues any securities convertible into or exchangeable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;

          (f) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital (except for dividends paid or distributions made in respect of preferred stock) or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e); or

          (g) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Subsections (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a materially adverse effect upon the rights of the Investor at the time of a Put or exercise of the Warrant.

     Section 1.48 "Valuation Period" shall mean the period of five (5) Trading Days during which the Purchase Price of the Common Stock is valued, which period shall be with respect to the Purchase Price on any Put Date, the two (2) Trading Day preceding and the two (2) Trading Days following the Trading Day on which the applicable Put Notice is deemed to be delivered, as well as the Trading Day on which such notice is deemed to be delivered; provided, however, that if a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the fifth Trading Day thereafter.

     Section 1.49 "Warrant" shall mean the Warrant in the form of Exhibit C hereto issued pursuant to Section 2.5 of this Agreement.

     Section 1.50 "Warrant Shares" shall mean all shares of Common Stock issued or issuable pursuant to exercise of the Warrant.


                            ARTICLE II
        PURCHASE AND SALE OF COMMON STOCK; TERMINATION OF
              OBLIGATIONS; WARRANT; BLACKOUT SHARES
     Section 2.1    Investments.

          (a) Puts. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII hereof), on any Put Date the Company may exercise a Put by the delivery of a Put Notice. The number of Put Shares that the Investor shall receive pursuant to such Put shall be determined by dividing the Investment Amount specified in the Put Notice by the Purchase Price with respect to such Put Date.

          (b) Minimum Amount of Puts. The Company shall, in accordance with Section 2.2(a), issue and sell Put Shares to the Investor and the Investor shall purchase Put Shares from the Company totaling (in aggregate Purchase

          Prices) at least the Minimum Commitment Amount. If the Company for any reason fails to issue and deliver such Put Shares during the Commitment Period, on the first Trading Day after the expiration of the Commitment Period, the Company shall wire to the Investor a sum in immediately available funds equal to the product of (X) the Minimum Commitment Amount minus the aggregate Investment Amounts of the Put Shares delivered to the Investor hereunder and (Y) the Discount; provided, however, that if the Investor's obligation to purchase Common Stock hereunder or this Agreement is terminated pursuant to Section 2.4 hereof, the Discount shall be increased by five (5) percentage points for the purposes of this Section.

          (c) Maximum Amount of Puts. Unless the Company obtains the requisite approval of its shareholders in accordance with the corporate laws of Delaware and the applicable rules of the Principal Market (unless a waiver is obtained therefrom), no more than 19.9% of the Outstanding shares of Common Stock may be issued and sold pursuant to Puts.

     Section 2.2    Mechanics.

          (a) Put Notice. At any time during the Commitment Period, the Company may deliver a Put Notice to the Investor, subject to the conditions set forth in Section 7.2; provided, however, the Investment Amount for each Put as designated by the Company in the applicable Put Notice shall be neither less than the Minimum Put Amount nor more than the Maximum Put Amount.

          (b) Date of Delivery of Put Notice. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at any time on a day which is not a Trading Day. No Put Notice may be deemed delivered, on a day that is not a Trading Day.

     Section 2.3 Closings. On each Closing Date for a Put, (i) the Company shall deliver into escrow one or more certificates, at the Investor's option, representing the Put Shares to be purchased by the Investor pursuant to Section 2.1 herein, registered in the name of the Investor and (ii) the Investor shall deliver into escrow the Investment Amount specified in the Put Notice by wire transfer of immediately available funds to the account provided for in the Escrow Agreement. In addition, on or prior to such Closing Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Payment of the Investment Amount to the Company and delivery of such certificate(s) to the Investor shall occur out of escrow in accordance with the Escrow Agreement; provided, however, that to the extent the Company has not paid the fees, expenses and disbursements of the Investor's counsel in accordance with Section 12.1, the amount of such fees, expenses and disbursements shall be paid in immediately available funds, at the direction of the Investor, to Investor's counsel with no reduction in the number of Put Shares issuable to the Investor on such

Closing Date; provided, further, that so long as the Investor shall maintain professional liability, errors and omissions liability and/or directors' and officers' liability insurance for its activities related to the Put Shares, the Warrant Shares or the Blackout Shares, three percent (3%) of such Investment Amount shall be either (i) retained by the Investor in respect of such insurance or (ii) paid in immediately available funds, at the direction of the Investor in respect of such insurance, in either case, with no reduction in the number of Put Shares issuable to the Investor on such Closing Date. Notwithstanding anything to the contrary in this Section 2.3, if the Purchase Price calculated for a Valuation Period with respect to any Put is less than sixty-five percent (65%) of the Bid Price on the Put Date with respect to such Put, then either party may, upon delivery by facsimile transmission of written notice to the other party within one (1) Trading Day after such Valuation Period, cancel the Closing in respect of such Put and all of the rights and obligations of the parties with respect to such Put shall terminate effective immediately prior to such Put Date.

     Section 2.4 Termination of Investment Obligation. This Agreement and the Investor's obligation to purchase shares of Common Stock hereunder shall automatically terminate (including with respect to any Put, notice of which has been given but the applicable Closing Date has not yet occurred) and the Investor may, at its sole discretion, terminate this Agreement in the event that
(i) the Registration Statement is not effective within ninety (90) days following the date required therefor in the Registration Rights Agreement; (ii) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of thirty (30) Trading Days during the Commitment Period, for any reason other than deferrals or suspension during a Blackout Period in accordance with the Registration Rights Agreement, as a result of corporate developments subsequent to the Subscription Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act or (iii) the Company shall at any time fail to comply with the requirements of Section 6.3, 6.4, 6.5 or 6.6.

     Section 2.5 The Warrant. On the Subscription Date, the Company shall issue the Warrant to the Investor. The Warrant shall be delivered by the Company to the Investor upon execution of this Agreement by the parties hereto. The Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement.

     Section 2.6 Blackout Shares. In the event that, (a) within five (5) Trading Days following any Closing Date, the Company gives a Blackout Notice to the Investor of a Blackout Period in accordance with the Registration Rights Agreement, and (b) the Bid Price on the Trading Day immediately preceding such Blackout Period ("Old Bid Price") is greater than the Bid Price on the first Trading Day following such Blackout Period that the Investor may sell its Registrable Securities pursuant to an effective Registration Statement ("New Bid Price"), then the Company shall issue to the Investor the number of additional shares of Registrable Securities (the "Blackout Shares") equal to the difference between (X) the product of the number of Registrable Securities held by Investor immediately prior to the Blackout Period multiplied by the Old Bid Price, divided by the New Bid Price, and (Y) the number of Registrable Securities held by Investor immediately prior to the Blackout Period.

     Section 2.7 Liquidated Damages. The parties hereto acknowledge and agree that the sum payable under Section 2.1(b) and the requirement to issue Blackout Shares under Section 2.6 above shall give rise to liquidated damages and not penalties. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such Sections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investor in connection with the failure by the Company to make Puts with aggregate Purchase Prices totalling at least the Minimum Commitment Amount or in connection with a Blackout Period under the Registration Rights Agreement, and (c) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.


                           ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that:

     Section 3.1 Intent. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

     Section 3.2 Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) or an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

     Section 3.3 Authority. Each of this Agreement, the Registration Rights Agreement, and the Escrow Agreement has been duly authorized by all necessary corporate action and no further consent or authorization of the Company, or its Board of Directors or stockholders is required. Each of this Agreement, the Registration Rights Agreement, and the Escrow Agreement was validly executed and delivered by the Investor and each is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     Section 3.4 Not an affiliate. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule
405 of the Securities Act) of the Company.

     Section 3.5 Organization and Standing. Investor is duly organized, validly existing, and in good standing under the laws of the British Virgin Islands.

     Section 3.6 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or, to the Investor's knowledge, (b) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, (c) conflict with or constitute a material default thereunder, (d) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (e) require the approval of any third-party (that has not been obtained) pursuant to any material contract to which Investor is subject or to which any of its assets, operations or management may be subject.

     Section 3.7 Disclosure; Access to Information. Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor. The Investor has reviewed or received copies of the SEC Documents.

     Section 3.8 Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.


                            ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that:

     Section 4.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in the SEC Documents, the Company does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

     Section 4.2 Authority. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Warrant and the Escrow Agreement and to issue the Put Shares, the Warrant, the Warrant Shares and the Blackout Shares; (ii) the execution and delivery of this Agreement and the Registration Rights Agreement, and the execution, issuance and delivery of the Warrant, by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered, and the Warrant has been duly executed, issued and delivered, by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     Section 4.3 Capitalization. As of September 30, 1998, the authorized capital stock of the Company consisted of 89,600,000 shares of Common Stock, of which 58,603,000 shares were issued and outstanding. Except as set forth on Schedule 4.3 hereof, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

     Section 4.4 Common Stock. The Company has registered its Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the Principal Market is the Nasdaq National Market ("Nasdaq").

     Section 4.5 SEC Documents. The Company has delivered or made available to the Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     Section 4.6 Exemption from Registration; Valid Issuances. The sale and issuance of the Warrant, the Warrant Shares, the Put Shares and any Blackout Shares in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may and shall be properly issued pursuant to Rule 4(2), Regulation D and/or any applicable state law. When issued and paid for as herein provided, the Put Shares, the Warrant Shares and any Blackout Shares shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Put Shares, the Warrant, the Warrant Shares or any Blackout Shares pursuant to, nor the Company's performance of its obligations under, this Agreement, the Registration Rights Agreement, or the Warrant shall (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares, the Warrant Shares, any Blackout Shares or any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire the Capital Shares or other securities of the Company. The Put Shares, the Warrant Shares and any Blackout Shares shall not subject the Investor to personal liability by reason of the ownership thereof.

     Section 4.7 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Put Shares, the Warrant, the Warrant Shares or any Blackout Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

     Section 4.8 Corporate Documents. The Company has furnished or made available to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

     Section 4.9 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares, the Warrant, the Warrant Shares and the Blackout Shares do not and will not (i) result in a violation of the Certificate or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing; provided, however, that for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (iii), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this

Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of the Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock or the Warrant in accordance with the terms hereof (other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on Nasdaq); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

     Section 4.10 No Material Adverse Change. Since December 31, 1997, no event has occurred that would have a Material Adverse Effect on the Company, except as disclosed in the SEC Documents.

     Section 4.11 No Undisclosed Liabilities. The Company has no liabilities or obligations that are material, individually or in the aggregate, and that are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since December 31, 1997 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

     Section 4.12 No Undisclosed Events or Circumstances. Since December 31, 1997, no event or circumstance has occurred or exists with respect to the or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

     Section 4.13 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act.

     Section 4.14 Litigation and Other Proceedings. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect.

     Section 4.15 No Misleading or Untrue Communication. The Company and any duly authorized Person representing the Company in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

     Section 4.16 Material Non-Public Information. The Company is not in possession of, nor has the Company or its agents disclosed to the Investor, any material non-public information that
(i) if disclosed, would, or could reasonably be expected to have, a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.


                            ARTICLE V
                    COVENANTS OF THE INVESTOR

     Section 5.1 Compliance with Law. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Company's Common Stock is listed.

     Section 5.2 Limitation on Short Sales. The Investor and its affiliates shall not engage in short sales of the Company's Common Stock; provided, however, that the Investor may enter into any short sale or other hedging or similar arrangement it deems appropriate with respect to Put Shares after it receives a Put Notice with respect to such Put Shares so long as such sales or arrangements do not involve more than the number of such Put Shares (as determined by the Investor as of the date of such Put Notice).


                            ARTICLE VI
                     COVENANTS OF THE COMPANY

     Section 6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.

     Section 6.2 Reservation of Common Stock. As of the date hereof, the Company has available and the Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Put Shares, the Warrant Shares and the Blackout Shares; such amount of shares of Common Stock to be reserved shall be calculated based upon the minimum Purchase Price

                             xviii
for the Put Shares under the terms and conditions of this Agreement and the Exercise price of the Warrant and a good faith estimate by the Company in consultation with the investor of the number of Blackout Shares that will need to be issued. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder.

     Section 6.3 Listing of Common Stock. The Company shall maintain the listing of the Common Stock on a Principal Market, and as soon as practicable (but in any event prior to the commencement of the Commitment Period) will cause the Put Shares and the Warrant Shares to be listed on the Principal Market. The Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Put Shares, the Warrant Shares and any Blackout Shares, and shall take such other action as is necessary or desirable in the opinion of the Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall take use its best efforts to continue the listing and trading of its Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

     Section 6.4    Exchange Act Registration.  The Company shall
(i) cause its Common Stock to continue to be registered under
Section 12(g) or 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

     Section 6.5    Legends.  The certificates evidencing the Put
Shares, the Warrant Shares and the Blackout Shares shall be free of legends, except as provided for in Article VIII.

     Section 6.6 Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company.

     Section 6.7 Additional SEC Documents. The Company shall deliver to the Investor, as and when the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

     Section 6.8 Notice of Certain Events Affecting Registration; Suspension of Right to Make a Put. The Company shall immediately notify the Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities:
(i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement or for amendments or supplements to the registration statement or related prospectus;
(ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate, and the Company shall promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Put Notice during the continuation of any of the foregoing events.

     Section 6.9    Expectations Regarding Put Notices.  Within ten
(10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company undertakes to notify the Investor as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Put Notices. Such notification shall constitute only the Company's good faith estimate with respect to such calendar quarter and shall in no way obligate the Company to raise such amount during such calendar quarter or otherwise limit its ability to deliver Put Notices during such calendar quarter. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor at any time as to its reasonable expectations with respect to the current calendar quarter.

     Section 6.10 Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement and the Warrant.

     Section 6.11 Issuance of Put Shares, Warrant Shares and Blackout Shares. The sale of the Put Shares, the issuance of the Warrant Shares pursuant to exercise of the Warrant and the issuance of any Blackout Shares shall be made in accordance with the provisions and requirements of Regulation D and any applicable state law. Issuance of the Warrant Shares pursuant to exercise of the Warrant through a cashless exercise shall be made in accordance with the provisions and requirements of Section 3(a)(9) under the Securities Act and any applicable state law.

     Section 6.12   Legal Opinion on Subscription Date.  The
Company's general or outside counsel shall deliver to the Investor on the Subscription Date an opinion in the form of Exhibit E, except for paragraph 6 thereof.

     Section 6.13 No Other Equity Lines. The Company shall refrain from entering into any other agreements, arrangements or understandings granting to the Company the right to put shares of its securities to one or more investors through private placements.


                           ARTICLE VII
                    CONDITIONS TO DELIVERY OF
              PUT NOTICES AND CONDITIONS TO CLOSING

     Section 7.1 Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock. The obligation hereunder of the Company to issue and sell the Put Shares to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

          (a) Accuracy of the Investor's Representation and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

          (b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

     Section 7.2 Conditions Precedent to the Right of the Company to Deliver a Put Notice and the Obligation of the Investor to Purchase Put Shares. The right of the Company to deliver a Put Notice and the obligation of the Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (i) the applicable Put Date and (ii) the applicable Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions:

          (a) Registration of the Registrable Securities with the SEC. As set forth in the Registration Rights Agreement, the Company shall have filed with the SEC a Registration Statement with respect to the resale of the Registrable Securities by the Investor that shall have been declared effective by the SEC prior to the first Put Date, but in no event later than ninety (90) days after Subscription Date.

          (b) Effective Registration Statement. As set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist.

          (c) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date).

          (d) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement and the Warrant to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

          (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement or otherwise has a Material Adverse Effect, and no actions, suits or proceedings shall be in progress, pending or threatened by any Person, that seek to enjoin or prohibit the transactions contemplated by this Agreement or otherwise could reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph (e), no proceeding shall be deemed pending or threatened unless one of the parties has received written or oral notification thereof prior to the applicable Closing Date.

          (f) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the NASD and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market (including, without limitation, delisted to the Nasdaq Bulletin Board). The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

          (g) Legal Opinion. The Company shall have caused to be delivered to the Investor, within five (5) Trading Days of the Effective Date, an opinion of the Company's independent or general counsel in the form of Exhibit E hereto, addressed to the Investor.

          (h) Ten Percent Limitation. On each Closing Date, the number of Put Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Registerable Securities then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning no more than 9.9% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the

          Exchange Act and the regulations promulgated thereunder. For purposes of this Section, in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and, if any, Warrant Shares and Blackout Shares, would own more than 9.9% of the Common Stock following such Closing Date.

          (i) Minimum Bid Price. The Bid Price equals or exceeds the Floor Price throughout the applicable Valuation
          Period (or, with respect to any Put Date, the portion of the Valuation Period preceding such Put Date).

          (j)  Minimum Average Daily Trading Volume.  The Average
          Daily Trading Volume for the Common Stock with respect to the applicable Put Date and Closing Date equals or exceeds 50,000 shares.

          (k) No Knowledge. The Company shall have no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen Trading Days following the Trading Day on which such Notice is deemed delivered).

          (l) Trading Cushion. The Trading Cushion shall have elapsed since the immediately preceding Put Date.

          (m) Shareholder Vote. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

          (n) Escrow Agreement. The parties hereto shall have entered into the Escrow Agreement.

          (o) Other. On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2., including, without limitation, a certificate in substantially the form and substance of Exhibit F hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

     Section 7.3    Due Diligence Review; Non-Disclosure of Non-Public
Information.

                                 xxiii

          (a) The Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any Underwriter, any Registration Statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or Underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and Underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

          (b) Each of the Company, its officers, directors, employees and agents shall in no event disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

          (c) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company shall, as hereinabove provided, immediately notify the advisors and representatives of the Investor and any Underwriters of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.3 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms and conditions of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.


                           ARTICLE VIII
                             LEGENDS

     Section 8.1 Legends. Each of the Warrant and, unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend (the "Legend"):

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A PRIVATE EQUITY LINE AGREEMENT BETWEEN CYTOGEN CORPORATION AND KINGSBRIDGE CAPITAL LIMITED DATED AS OF OCTOBER 23, 1998. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.

     As soon as practicable after the execution and delivery hereof, but in any event within 5 Trading Days hereafter, the Company shall issue to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit G hereto, with a copy to the Investor. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investor to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the
Investor:

          (a) At any time after the Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; provided that (i) the Registration Statement shall then be effective and
          (ii) if reasonably requested by the transfer agent the Investor confirms to the transfer agent that the Investor has complied with the prospectus delivery requirement.

          (b) At any time upon any surrender of one or more certificates evidencing Registrable Securities that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that (i) the Investor is permitted to dispose of such Registrable Securities without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act or (ii) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Registrable Securities in a manner other than pursuant to an effective registration statement, to a transferee who shall upon such transfer be entitled to freely tradeable securities.

     Section 8.2 No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 8.1 has been or shall be placed on the share certificates representing the Common Stock and no instructions or "stop transfers orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VIII.

     Section 8.3 Investor's Compliance. Nothing in this Article VIII shall affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.


                            ARTICLE IX
                         INDEMNIFICATION

     Section 9.1 Indemnification. (i) The Company agrees to indemnify and hold harmless the Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the Controlling Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which the Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such Controlling Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent that such damages result solely from the Investor's failure to perform any covenant or agreement contained in this Agreement, provided, however, that the Company shall not be liable in any such case to the extent that any such Damages arise out of or are based upon information furnished to the Company by or on behalf of the Investor in writing and (ii) the Investor agrees to indemnify and hold harmless the Company, its partners, affiliates, officers, directors, employees and duly authorized agents and its Controlling Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which the Company, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such Controlling Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Investor contained in this Agreement; provided, however, that the indemnification obligation of the Investor under this Section 9.1 shall not exceed an aggregate maximum amount of $280,000.

     Section 9.2    Method of Asserting Indemnification Claims.
All claims for indemnification by any Indemnified Party (as defined below) under Section 9.1 shall be asserted and resolved as follows:

          (a) In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 9.1 (an "Indemnified Party") might seek indemnity under Section 9.1 is asserted against or sought to be collected from such Indemnified Party by a person other than the Company, the Investor or any affiliate of the Company or (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 12.2 against any person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the In-demnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.1 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                                  xxvii

               (i)  If the Indemnifying Party notifies the
               Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.2(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.1). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.1 with respect to such Third Party Claim.

               (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.2(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will

                                      xxviii
               have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

               (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.1 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 9.2.

          (b) In the event any Indemnified Party should have a claim under Section 9.1 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver to the Indemnifying Party a written notification of a claim for indemnity under
          Section 9.1 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying

          Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under
          Section 9.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 9.2.

          (c) Any dispute under this Agreement or the Warrant shall be submitted to arbitration (including, without limitation, pursuant to this Section 12.3) and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (the "Board of Arbitration") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by the Indemnified Party. The Board of Arbitration shall meet on consecutive business days in New York County, New York or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.


                            ARTICLE X
                          MISCELLANEOUS

     Section 10.1 Fees and Expenses. Each of the Company and the Investor agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay the fees, expenses and disbursements of the Investor's counsel in an amount not to exceed $25,000 for the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Warrant.

     Section 10.2 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Nasdaq or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

     Section 10.3 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

     Section 10.4 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid,
(iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

          If to the Company:

          Cytogen Corporation
          600 College Road East CN5308
          Princeton, New Jersey  08540
          Attention: H. Joseph Reiser, Ph.D.
          Telephone: (609) 987-8200
          Facsimile: (609) 951-9298


with a copy to:

          Cytogen Corporation
          600 College Road East CN5308
          Princeton, New Jersey  08540
          Attention: Donald F. Crane, Jr., Esq.
          Telephone: (609) 520-3062
          Facsimile: (609) 987-1229

if to the Investor:

          Adam Gurney
          Kingsbridge Capital Limited
          c/o Kingsbridge Corporate Services Limited
          Main Street
          Kilcullen, County Kildare
          Republic of Ireland
          Telephone: 011-353-45-481-811
          Facsimile: 011-353-45-482-003

with a copy (which shall not constitute notice) to:

          Rogers & Wells LLP
          200 Park Avenue, 52nd Floor
          New York, NY  10166
          Attention:  Keith M. Andruschak, Esq.
          Telephone: (212) 878-8000
          Facsimile: (212) 878-8375

Either party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

     Section 10.5 Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing,

                              xxxii

(a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Common Stock purchased or acquired by the Investor hereunder with respect to the Common Stock held by such person, and (b) the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) upon the prior written consent of the Company, which consent shall not to be unreasonably withheld.

     Section 10.6 Amendment; No Waiver. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both parties hereto. The failure of the either party to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall not constitute a waiver of any rights provided under this Agreement, nor estop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a right or remedy in the future.

     Section 10.7 Annexes and Exhibits; Entire Agreement. All annexes and exhibits to this Agreement are incorporated herein by reference and shall constitute part of this Agreement. This Agreement, the Warrant, the Registration Rights Agreement and the Escrow Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, relating to the subject matter hereof.

     Section 10.8 Termination; Survival. This Agreement shall terminate on the earlier of (i) twenty four (24) months after the commencement of the Commitment Period (ii) such date that the Investor terminates this Agreement pursuant to Section 2.4 hereof and (iii) the date on which the Company has made Puts with an aggregate Investment Amount equal to the Maximum Commitment Amount; provided, however, that the provisions of Articles VI, VIII, IX and X, and of Section 2.1(b) and Section 7.3, shall survive the termination of this Agreement.

     Section 10.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     Section 10.10 Title and Subtitles. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

     Section 10.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.

                              xxxiii

     Section 10.12  Choice of Law.  This Agreement shall be
construed under the laws of the State of New York.





                              xxxiv

     IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Line Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                         KINGSBRIDGE CAPITAL LIMITED



                         By: /s/ Valentine O'Donoghue
                             ------------------------
                              Valentine O'Donoghue
                              Director


                         CYTOGEN CORPORATION



                         By: /s/ H. Joseph Reiser
                            -------------------------
                              H. Joseph Reiser, Ph.D.
                              President and Chief Executive Officer

                             ANNEX A
                        MAXIMUM PUT AMOUNT

  The Maximum Put Amount with respect to a Put shall be determined based upon the Average Daily Trading Volume of shares of Common Stock with respect to the relevant Put Date and the Market
Price as of such Put Date of shares of Common Stock on such Put
Date as follows:




                         Average Daily Trading Volume


Market Price ($                                     125,001-
per share)          50,000-75,000  75,001-125,000   200,000    200,001-Above
----------------------------------------------------------------------------
0.75-1.00             $150,000        $250,000      $325,000     $400,000
----------------------------------------------------------------------------
1.01-1.50             $225,000        $350,000      $375,000     $500,000
----------------------------------------------------------------------------
1.51-1.75             $300,000        $400,000      $450,000     $550,000
----------------------------------------------------------------------------
1.76-2.00             $400,000        $450,000      $500,000     $600,000
----------------------------------------------------------------------------
2.01-2.50             $500,000        $550,000      $600,000     $750,000
----------------------------------------------------------------------------
2.51-3.00             $550,000        $600,000      $700,000     $800,000
----------------------------------------------------------------------------
3.01-3.50             $550,000        $650,000      $700,000     $850,000
----------------------------------------------------------------------------
3.51-Above            $600,000        $750,000      $850,000     $1,000,000
----------------------------------------------------------------------------

                                EXHIBIT A

                        FORM OF ESCROW AGREEMENT




                            ESCROW AGREEMENT

          ESCROW AGREEMENT, dated as of October 23, 1998 among CYTOGEN CORPORATION a Delaware corporation, as escrow agent (the "Escrow Agent"), CYTOGEN CORPORATION a Delaware corporation (the "Company"), and KINGSBRIDGE CAPITAL LIMITED, a British Virgin Islands entity ("Investor"). Any capitalized terms not defined herein shall have the meanings ascribed to them in the Private Equity Line Agreement by and between the Company and the Investor, dated as of October 23, 1998 (the "Equity Line Agreement").

          WHEREAS, Investor and the Company have entered into the Equity Line Agreement whereby Investor agreed to purchase capital stock of the Company upon certain Puts made by the Company, subject to the terms and conditions of the Equity Line Agreement;

          WHEREAS, pursuant to Section 7.2(o) of the Equity Line Agreement, Investor and the Company agreed to enter into this Agreement with Escrow Agent in order for Escrow Agent to hold the Investment Amount with respect to a Put (as delivered to Escrow Agent by Investor) and the certificates representing the Put Shares with respect to such Put (as delivered to Escrow Agentby the Company) for release to the Company and Investor, respectively, in accordance with this Agreement; and

          NOW, THEREFORE, Investor, the Company and the Escrow Agent hereby agree as follows:

          a. Appointment of the Escrow Agent; Deposit of Escrow Amount and Share Certificate. The Company and Investor hereby constitute and appoint the Escrow Agent as, and the Escrow Agent hereby agrees to assume and perform the duties of, the escrow agent under and pursuant to this Agreement. The Escrow Agent acknowledges that it will, with respect to any Put made by the Company in accordance with the Equity Line Agreement, (i) receive from the Investor the Investment Amount with respect to such Put (the "Escrow Fund") as provided in Article II of the Equity Line Agreement and (ii) receive from the Company certificate(s) representing all the Put Shares corresponding to such Investment Amount and Put (collectively, the "Share Certificate"), as provided in Article II of the Equity Line Agreement.

          b. Escrow Fund; Share Certificate. The Escrow Fund shall be held by the Escrow Agent in a separate account maintained for the purpose of effecting the Closings, on the terms and subject to the conditions of this Agreement. The Escrow Agent shall hold in escrow the Share Certificate separately from the Escrow Fund and agrees that the Share Certificate shall be held on the terms and subject to the conditions set forth herein. The Share Certificate and the Escrow Fund shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purpose set forth in this Agreement. The Share Certificate and the Escrow Fund shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of either Investor or the Company owing to the Escrow Agent in any capacity.

          (c) Deliveries to Effect Closing. Upon the receipt by the Escrow Agent of a certificate in substantially the form of Annex I attached hereto ("Mutual Closing Certificate"), jointly executed by the Company and Investor, Investor and the Company irrevocably instruct the Escrow Agent (i) to release the Share Certificate to Investor, and simultaneously (ii) to pay over to Investor's counsel, in immediately available funds to a bank account of the Investor's counsel's designation, the portion of the Escrow Fund representing any reduction in the Investment Amount due to fees, expenses and disbursements owing to the Investor's counsel as provided for in Section 2.3 of the Equity Line Agreement and (iii) to pay over to the Company the remaining portion of the Escrow Fund, in immediately available funds to a bank account of the Company's designation.

          (d) Release of Escrow Fund and Share Certificate upon Failure to Close. If, upon the expiration of two (2) Trading Days after any Closing Date, the Escrow Agent has not received a Mutual Closing Certificate with respect to such Closing Date, the Investor and the Company irrevocably instruct the Escrow Agent to release the Share Certificate to the Company and to pay over to Investor all amounts of the Escrow Fund, in immediately available funds, to a bank account of Investor's designation.

          (e) Duties and Obligations of the Escrow Agent. The duties and obligations of the Escrow Agent are purely ministerial and shall be limited to and determined solely by the provisions of this Agreement. The Escrow Agent is not charged with knowledge of or any duties or responsibilities in respect of any other agreement or document. In furtherance and not in limitation of the foregoing:

               (i) the Escrow Agent shall not be liable for any loss of interest sustained as a result of investments made hereunder in accordance with the terms hereof, including any liquidation of any investment of the Escrow Fund prior to its maturity effected in order to make a payment required by the terms of this Agreement;

               (ii) the Escrow Agent shall be fully protected in relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document that the Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered;

               (iii) the Escrow Agent shall not be liable for any error of judgment, or for any act done or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection herewith; provided, however, that notwithstanding any other provision in this Agreement, the Escrow Agent shall be liable for its willful misconduct or gross negligence or breach of this Agreement;

               (iv) the Escrow Agent may seek the advice of legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

               (v) in the event that the Escrow Agent shall in any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action in that instance and its sole obligation, in addition to those of its duties hereunder as to which there is no such uncertainty, shall be to keep safely all property held in the Escrow Fund until it shall be directed otherwise in writing by each of the parties hereto or by a final, nonappealable order of a court of competent jurisdiction; provided, however, in the event that the Escrow Agent has not received such written direction or court order within one hundred eighty (180) calendar days after requesting the same, it shall have the right to interplead Investor and the Company in any court of competent jurisdiction and request that such court determine its rights and duties hereunder; and

               (vi) the Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through agents or attorneys selected with reasonable care, nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of New York and the Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any agreement amendatory or supplemental hereto.

          (f) Cooperation. Investor and the Company shall provide to the Escrow Agent all instruments and documents within their respective powers to provide that are necessary for the Escrow Agent to perform its duties and responsibilities hereunder.

          (g) Expenses; Indemnity. The Company hereby agrees to pay or reimburse the Escrow Agent upon request for all expenses, disbursement and advances, including reasonable attorney's fees, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Agreement; provided that Investor shall bear all expenses of the investment and reinvestment of the Escrow Fund. The Company hereby agrees to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Escrow Agent has been guilty of gross negligence, willful misconduct or in breach of this Agreement.
Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The provisions of this Section shall survive any termination of this Agreement, whether by disbursement of the collateral held, resignation of the Escrow Agent, or otherwise.

          (h)  Resignation and Removal of the Escrow Agent.

          (a) The Escrow Agent may resign as such thirty (30) calendar days following the giving of prior written notice thereof to the Company and Investor. In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument signed by the Company and Investor and delivered to the Escrow Agent. Notwithstanding the foregoing, no such resignation r removal shall be effective until a successor escrow agent has acknowledged its appointment as such as provided in paragraph (c) below. In either event, upon the effective date of such resignation or removal, the Escrow Agent shall deliver the property comprising the Escrow Fund and the Stock Certificate to such successor escrow agent, together with such records maintained by the Escrow Agent in connection with its duties hereunder and other information with respect to the Escrow Fund as such successor may reasonably request.

          (b) If a successor escrow agent shall not have acknowledged its appointment as such as provided in paragraph (c) below, in the case of a resignation, prior to the expiration of thirty (30) calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Escrow Agent's removal, as the case may be, because the Company and Investor are unable to agree on a successor escrow agent, or for any other reason, the Escrow Agent may select a successor escrow agent and any such resulting appointment shall be binding upon all of the parties to this Agreement, provided that any such successor selected by the Escrow
Agent shall be a depository institution or trust company that is designated in writing by the Investor and is incorporated under the laws of the United States of America, any State thereof or the District of Columbia and has total assets in excess of U.S. $500 million.

          (c) Upon written acknowledgment by a successor escrow agent appointed in accordance with the foregoing provisions of this Section of its agreement to serve as escrow agent hereunder and the receipt of the property then comprising the Escrow Fund and the Stock Certificate, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, subject to the proviso contained in clause
(iii) of Section 5, and such successor escrow agent shall for all purposes hereof be the Escrow Agent.

          (i) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission (with confirmation generated by the sending machine) or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

          If to the Company:

          Cytogen Corporation
          600 College Road East CN5308
          Princeton, New Jersey  08540
          Attention: H. Joseph Reiser, Ph.D.
          Telephone: (609) 987-8200
          Facsimile: (609) 951-9298
with a copy to:

          Cytogen Corporation
          600 College Road East CN5308
          Princeton, New Jersey  08540
          Attention: Donald F. Crane, Jr., Esq.
          Telephone: (609) 520-3062
          Facsimile: (609) 987-1229

if to the Investor:

          Adam Gurney
          Kingsbridge Capital Limited
          c/o Kingsbridge Corporate Services Limited
          Main Street
          Kilcullen, County Kildare
          Republic of Ireland
          Telephone: 011-353-45-481-811
          Facsimile: 011-353-45-482-003

with a copy (which shall not constitute notice) to:

          Rogers & Wells LLP
          200 Park Avenue, 52nd Floor
          New York, NY  10166
          Attention:  Keith M. Andruschak, Esq.
          Telephone: (212) 878-8000
          Facsimile: (212) 878-8375

     and if to the Escrow Agent:

          Cytogen Corporation
          600 College Road East CN5308
          Princeton, New Jersey  08540
          Attention: Donald F. Crane, Jr., Esq.
          Telephone: (609) 520-3062
          Facsimile: (609) 987-1229

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

          (j) Amendments, etc.. This Agreement may be amended or modified, and any of the terms hereof may be waived, only by a written instrument duly executed by or on behalf of Investor and the Company and, with respect to any amendment that would adversely affect the Escrow Agent, the Escrow Agent.
No waiver by any party of any term or condition contained of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

          (k) Governing Law. This Agreement shall be construed under the laws of the State of New York.

          (l) Business Day. For all purposes of this Agreement, the term "business day" shall mean a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

          (m) Entire Agreement. It is understood and agreed that this Escrow Agreement supersedes all understandings and agreements heretofore had between the parties hereto with respect to the subject matter hereof, and contains the sole and entire agreement between the parties with respect to the subject matter hereof.

          (n) Assignment. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party without the prior written consent of the other parties and any attempt to do so will be void, except that Investor may assign all of its rights, interests and obligations hereunder at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) upon the prior written consent of the Company, which consent shall not to be unreasonably withheld. Investor and the Company shall provide to the Escrow Agent written notice of such an assignment by Investor.

          (o) Miscellaneous. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. This Escrow Agreement may be signed by facsimile copy (followed by originals) and, in addition, may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one instrument.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                         KINGSBRIDGE CAPITAL LIMITED:



                         By:  /s/ Valentine O'Donoghue
                              --------------------------
                              Valentine O'Donoghue
                              Director



                         CYTOGEN CORPORATION



                         By:  /s/ H. Joseph Reiser
                              _____________________________
                              H. Joseph Reiser, Ph.D.
                              President and Chief Executive Officer



                      CYTOGEN CORPORATION, as Escrow Agent



                      By:  /s/ Donald F. Crane
                           -----------------------------------
                           Name:  Donald F. Crane, Jr.
                           Title: Vice President General Counsel and
                                  Corporate Secretary

                                                          ANNEX I

                         MUTUAL CLOSING CERTIFICATE

                                     to

                             CYTOGEN CORPORATION

                               as Escrow Agent


          The undersigned, KINGSBRIDGE CAPITAL LIMITED, a British Virgin Islands entity ("Investor"), and CYTOGEN CORPORATION, a Delaware corporation ("the Company"), pursuant to Section 3 of the Escrow Agreement dated as of October 23, 1998 among Investor, the Company and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby instruct you:

     (i) to deliver to Investor the Share Certificate,

     (ii) to pay to May Davis Group the amount of $_________, by wire transfer of immediately available funds to an account at Chase Manhattan Bank, New York, New York, (Account # 140082322865; ABA # 021 000 021),

     [(iii) to pay to Investor's counsel from the Escrow Fund, the amount of $_________, by wire transfer of immediately available funds to Investor's counsel's account at __________________, _________, _________
      (Account No.:_________).]

     (iii) to pay to the Company from the Escrow Fund, all amounts remaining, by wire transfer of immediately available funds to the Company's account at __________________, _________, _________ (Account No.:_________),

                              KINGSBRIDGE CAPITAL LIMITED


                              By:________________________________
                                 Name:
                                 Title:

Dated:____________, ____

                              CYTOGEN CORPORATION


                              By:________________________________
                                 Name:
                                 Title:

Dated:____________, ____

                           EXHIBIT B

             FORM OF REGISTRATION RIGHTS AGREEMENT




                  REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of October 23, 1998 is made and entered into by and between CYTOGEN CORPORATION, a Delaware corporation (the "Company"), and KINGSBRIDGE CAPITAL LIMITED (the "Investor").

     WHEREAS, the Company and the Investor have entered into that certain Private Equity Line Agreement, dated as of the date hereof (the "Equity Line Agreement"), pursuant to which the Company will issue, from time to time, to the Investor up to $12,000,000 worth of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock");

     WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor entering into the Investment Agreement, the Company has issued to the Investor a warrant dated as of the date hereof, exercisable from time to time within three (3) years following the six-month anniversary of the date of issuance (the "Warrant") for the purchase of an aggregate of up to 200,000 shares of Common Stock at a price specified in such Warrant;

     WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor's agreement to enter into the Investment Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities;

     NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, in the Warrant, and in the Investment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows (capitalized terms used herein and not defined herein shall have the respective meanings ascribed to them in the Investment Agreement):


                            ARTICLE XI
                       REGISTRATION RIGHTS

Section 11.1.  REGISTRATION STATEMENTS.

          (a) Filing of Registration Statement. Subject to the terms and conditions of this Agreement, the Company shall file with the SEC within forty-five (45) days following the Subscription Date a registration statement on Form S-3 under the Securities Act or such other form as the SEC deems appropriate (the "Registration Statement") for the registration of the resale by the Investor of the Registrable Securities.

          (b) Effectiveness of the Registration Statement. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC by no later than ninety (90) days after Subscription Date and to ensure that the Registration Statement remains in effect throughout the term of this Agreement as set forth in Section 4.2, subject to the terms and conditions of this Agreement.

          (c) Failure to Obtain Effectiveness of Registration Statement. In the event the Company fails for any reason to obtain the effectiveness of a Registration Statement within the time period set forth in Section 1.1(b), the Company shall pay to the Investor, within three (3) Trading Days of the date by which such Registration Statement was required to have been declared effective, $15,000 in immediately available funds into an account designated by the Investor; provided, however, that such amount shall not be payable with respect to the postponement of the effectiveness of a Registration Statement (or use of the underlying prospectus) pursuant to Section 1.1(e). Such payment shall be made by wire transfer of immediately available funds to an account designated by the Investor.

          (d)  Failure to Maintain Effectiveness of Registration Statement.
In the event the Company fails to maintain the effectiveness of a Registration Statement (or the underlying prospectus) throughout the period set forth in
Section 4.2, other than temporary suspensions as set forth in Section 1.1(e), and the Investor holds any Registrable Securities at any time during the period of such ineffectiveness (an "Ineffective Period"), the Company shall pay to the Investor in immediately available funds into an account designated by the Investor an amount equal to one percent (1%) of the aggregate Purchase Price of all of the Registrable Securities then held by the Investor for the each of the seven-calendar-day periods (or portion thereof) of an Ineffective Period. Such amounts shall not be payable with respect to suspensions of the effectiveness of a Registration Statement (or use of the underlying prospectus), in accordance with Section 1.1(e). Such payments shall be made on the first Trading Day after the earliest to occur of (i) the expiration of the Commitment Period, (ii) the expiration of an Ineffective Period, (iii) the expiration of the first twenty-eight calendar days of an Ineffective Period and (iv) the expiration of each additional twenty-eight calendar-day period during an Ineffective Period.

          (e)  Deferral or Suspension During a Blackout Period. Sections 1.1
(c) and (d) notwithstanding, if the Company shall furnish to the Investor notice signed by the President and Chief Executive Officer of the Company stating that the Board of Directors of the Company has, by duly authorized resolution, determined in good faith that it would be seriously detrimental to the Company and its shareholders for the Registration Statement to be filed (or remain in effect) and it is therefore essential to defer the filing of such Registration Statement (or temporarily suspend the effectiveness of such Registration Statement or use of the related prospectus) (a "Blackout Notice"), the Company shall have the right (i) immediately to defer such filing for a period of not more than thirty (30) days beyond the date by which such Registration Statement was otherwise required hereunder to be filed or (ii) suspend such effectiveness for a period of not more than thirty (30) (any such deferral or suspension period of up to thirty days, a "Blackout Period"). The Investor acknowledges that it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed (or remain in effect) during a Blackout Period and therefore essential to defer such filing (or suspend such effectiveness) during such Blackout Period and agrees to cease any disposition of the Registrable Securities during such Blackout Period. The Company may not utilize any of its rights under this Section 1.1(e) to defer the filing of a Registration Statement (or suspend its effectiveness) more than twice in any twelve (12) month period.
Following such deferral or suspension, the Investor shall be entitled to such additional number of shares of Common Stock as set forth in Section 2.6 of the Investment Agreement.

          (f) Liquidated Damages. The Company and the Investor hereto acknowledge and agree that the sums payable under subsections 1(c) or 1(d) above shall constitute liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a Registration Statement, (iii) one of the reasons for the Company and the Investor reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Company and the Investor are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.


                           ARTICLE XII
                     REGISTRATION PROCEDURES

Section 12.1 FILINGS; INFORMATION. The Company will effect the registration and sale of such Registrable Securities in accordance with the intended methods of disposition thereof. Without limiting the foregoing, the Company in each such case will do the following as expeditiously as possible, but in no event later than the deadline, if any, prescribed therefor in this Agreement:

          (a) The Company shall (i) prepare and file with the SEC a Registration Statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies, that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of distribution of such Registrable Securities); (ii) use reasonable best efforts to cause such filed Registration Statement to become and remain effective (pursuant to Rule 415 under the Securities Act or otherwise); (iii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the time period prescribed by Section 1.1(b); and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Investor set forth in such Registration Statement.

          (b) The Company shall file all necessary amendments to the Registration Statement in order to effectuate the purpose of this Agreement, the Investment Agreement, and the Warrant.

          (c) If so requested by the managing underwriters, if any, or the holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with the filing of a Registration Statement under the Securities Act for the offering on a continuous or delayed basis in the future of all of the Registrable Securities (a "Shelf Registration"), the Company shall (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders agree should be included therein, and (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 2.1(c)(ii) that would, in the opinion of counsel for the Company, violate applicable law.

          (d) In connection with the filing of a Shelf Registration, the Company shall enter into such agreements and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the holders of a majority in aggregate principal amount of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, the Company shall (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company (including with respect to businesses or assets acquired or to be acquired by the Company), and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm such representations and warranties if and when requested; (ii) if an underwriting agreement is entered into, it shall contain indemnification provision and procedures no less favorable to the selling holders of such Registrable Securities and the underwriters, if any, than those set forth herein (or such other provisions and procedures acceptable to the holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriters, if any); and
(iii) deliver such documents and certificates as may be reasonably requested by the holders of a majority in aggregate principal amount of the Registrable Securities being sold, their counsel and the managing underwriters, if any, to evidence the continued validity of their representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

          (e) Five (5) Trading Days prior to filing the Registration Statement or prospectus, or any amendment or supplement thereto (excluding amendments deemed to result from the filing of documents incorporated by reference therein), the Company shall deliver to the Investor and one firm of counsel representing the Investor, in accordance with the notice provisions of
Section 4.8, copies of the Registration Statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review by the Investor and such counsel, and thereafter deliver to the Investor and such counsel, in accordance with the notice provisions of Section 4.8, such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents or information as the Investor or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities.

          (f) The Company shall deliver, in accordance with the notice provisions of Section 4.8, to each seller of Registrable Securities covered by the Registration Statement such number of conformed copies of the Registration Statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in the Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such seller's Registrable Securities, and such other documents, as such seller may reasonably request to facilitate the disposition of its Registrable Securities.

          (g) After the filing of the Registration Statement, the Company shall promptly notify the Investor of any stop order issued or threatened by the SEC in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (h) The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Investor may reasonably (in light of its intended plan of distribution) request, and (ii) cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Securities; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (h), subject itself to taxation in any such jurisdiction, or consent or subject itself to general service of process in any such jurisdiction.

          (i) The Company shall immediately notify the Investor upon the occurrence of any of the following events in respect of the Registration Statement or related prospectus in respect of an offering of Registrable
Securities: (i) receipt of any request by the SEC or any other federal or state governmental authority for additional information, amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration
Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus.

          (j) The Company shall enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities (whereupon the Investor may, at its option, require that any or all of the representations, warranties and covenants of the Company also be made to and for the benefit of the Investor).

          (k) The Company shall make available to the Investor (and will deliver to Investor's counsel), subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the SEC and the Company, its counsel or its auditors concerning the Registration Statement and will also make available for inspection by the Investor and any attorney, accountant or other professional retained by the Investor (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with the Registration Statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless
(i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided, however, that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided, further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records that counsel has advised the Inspectors that the Inspectors are compelled to disclose. The Investor agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Investor after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its affiliates unless and until such information is made generally available to the public. The Investor further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (l) To the extent required by law or reasonably necessary to effect a sale of Registrable Securities in accordance with prevailing business practices at the time of any sale of Registrable Securities pursuant to a Registration Statement, the Company shall deliver to the Investor a signed counterpart, addressed to the Investor, of (1) an opinion or opinions of counsel to the Company, and (2) a comfort letter or comfort letters from the Company's independent publicaccountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Investor therefor reasonably requests.

          (m) The Company shall otherwise comply with all applicable rules and regulations of the SEC, including, without limitation, compliance with applicable reporting requirements under the Exchange Act.

          (n) The Company shall appoint a transfer agent and registrar for all of the Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement.

          (o) The Company may require the Investor to promptly furnish in writing to the Company such information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the SEC or the National Association of Securities Dealers. The Investor agrees to provide such information requested in connection with such registration within ten (10) business days after receiving such written request and the Company shall not be responsible for any delays in obtaining or maintaining the effectiveness of the Registration Statement caused by the Investor's failure to timely provide such information.

Section 12.2 REGISTRATION EXPENSES. In connection with each Registration Statement, the Company shall pay all registration expenses incurred in connection with the registration thereunder (the "Registration Expenses"), including, without limitation: (i) all registration, filing, securities exchange listing and fees required by the National Association of Securities Dealers, (ii) all registration, filing, qualification and other fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all word processing, duplicating, printing, messenger and delivery expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred by the Company in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any special audits or comfort letters or costs associated with the delivery by independent certified public accountants of such special audit(s) or comfort letter(s) requested pursuant to Section 2.1(l) hereof), (vii) the fees and expenses of any special experts retained by the Company in connection with such registration, (viii) all reasonable fees and expenses of one firm of counsel for the Investor retained as the Investor's counsel with respect to such Registration
Statement up to an amount of $5,000, unless a greater amount is required due the nature of the review performed by Investor's counsel (an estimate of such greater fees and expenses of such firm of counsel to be provided to the Company prior to the undertaking of such counsel's review), (ix) premiums and other costs of policies of insurance against liabilities arising out of any public offering of the Registrable Securities being registered, and (x) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting fees, discounts, transfer taxes or commissions, if any, attributable to the sale of Registrable Securities, which shall be payable by each holder of Registrable Securities pro rata on the basis of the number of Registrable Securities of each such holder that are included in a registration under this Agreement.


                           ARTICLE XIII
                 INDEMNIFICATION AND CONTRIBUTION

Section 13.1 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling Person or entity (collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of investigating and defending any such claim) (collectively, "Damages"), joint or several, and any action or proceeding in respect thereof to which the Investor, its partners, affiliates, officers, directors, employees and duly authorized agents, and any Controlling Person, may become subject under the Securities Act or otherwise, as incurred, insofar as such Damages (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or in any preliminary prospectus, final prospectus, summary prospectus, amendment or supplement relating to the Registrable Securities or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Investor, its partners, affiliates, officers, directors, employees and duly authorized agents, and each such Controlling Person, for any legal and other expenses reasonably incurred by the Investor, its partners, affiliates, officers, directors, employees and duly authorized agents, or any such Controlling Person, as incurred, in investigating or defending or preparing to defend against any such Damages or actions or proceedings; provided, however, that the Company shall not be liable to the extent that any such Damages arise out of the Investor's failure to send or give a copy of the final prospectus or supplement to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus or supplement; provided, further, that the Company shall not be liable to the extent that any such Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, or any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Investor or any other person who participates as an underwriter in the offering or sale of such securities, in either case, specifically stating that it is for use in the preparation thereof.


Section 13.2 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by any person or entity in respect of which indemnity may be sought pursuant to
Section 3.1 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person or entity against whom such indemnity may be sought (the "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action. In the event an Indemnified Party shall fail to give such notice as provided in this Section 3.2 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Section 3.1 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, however, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to an Indemnified Party otherwise than under Section 3.1. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of the Company and such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties, or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

Section 13.3 OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding paragraphs of this Article 3 (with appropriate modifications) shall be given by the Company with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this Article III shall be in addition to any other rights to indemnification, contribution or other remedies which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

Section 13.4 CONTRIBUTION. If the indemnification and reimbursement obligations provided for in any section of this Article III is unavailable or insufficient to hold harmless the Indemnified Parties in respect of any

Damages referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages as between the Company on the one hand and the Investor on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Investor in connection with such statements or omissions, as well as other equitable considerations. The relative fault of the Company on the one hand and of the Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 3.4, the Investor shall in no event be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Investor were sold to the public (less underwriting discounts and commissions) exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


                           ARTICLE XIV
                          MISCELLANEOUS

Section 14.1 NO OUTSTANDING REGISTRATION RIGHTS. The Company represents and warrants to the Investor that, except as disclosed in the SEC Documents, there is not in effect on the date hereof any agreement by the Company pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction.

Section 14.2 TERM. The registration rights provided to the holders of Registrable Securities hereunder shall terminate at such time as all Registrable Securities have been issued and have ceased to be Registrable Securities. Notwithstanding the foregoing, paragraphs (c) and (d) of Section 1.1, Article III, Section 4.8, and Section 4.9 shall survive the termination of this Agreement.

Section 14.3 RULE 144. The Company will file in a timely manner, information, documents and reports in compliance with the Securities Act and the Exchange
Act and will, at its expense,promptly take such further action as holders of Registrable Securities may reasonably request to enable such holders of Registrable Securities to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by

(a) Rule 144 under the Securities Act ("Rule 144"), as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. If at any time the Company is not required to file such reports, it will, at its expense, forthwith upon the written request of any holder of Registrable Securities , make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 or such other information as necessary to permit sales pursuant to Rule 144. Upon the request of the Investor, the Company will deliver to the Investor a written statement, signed by the Company's principal financial officer, as to whether it has complied with such requirements.

Section 14.4 CERTIFICATE. The Company will, at its expense, forthwith upon the request of any holder of Registrable Securities, deliver to such holder a certificate, signed by the Company's principal financial officer, stating
(a) the Company's name, address and telephone number (including area code),
(b) the Company's Internal Revenue Service identification number, (c) the Company's Commission file number, (d) the number of shares of each class of Stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

Section 14.5 AMENDMENT AND MODIFICATION. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by both parties to this Agreement. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Person having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

Section 14.6 SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Investor may assign its rights under this Agreement to any subsequent holder the Registrable Securities, provided that the Company shall have the right to require any holder of Registrable Securities to execute a counterpart of this Agreement as a condition to such holder's claim to any rights hereunder. This Agreement, together with the Investment Agreement and the Warrant(s) sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

Section 14.7 SEPARABILITY. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

Section 14.8 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be (i) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (ii) delivered by reputable air courier service with charges prepaid, or (iii) transmitted by hand delivery, telegram or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                              If to the Company:

                              Cytogen Corporation
                              600 College Road East CN5308
                              Princeton, New Jersey  08540
                              Attention: H. Joseph Reiser, Ph.D.
                              Telephone: (609) 987-8200
                              Facsimile: (609) 951-9298


with a copy to:

                              Cytogen Corporation
                              600 College Road East CN5308
                              Princeton, New Jersey  08540
                              Attention: Donald F. Crane, Jr., Esq.
                              Telephone: (609) 520-3062
                              Facsimile: (609) 987-1229
if to the Investor:

                              Adam Gurney
                              Kingsbridge Capital Limited
                              c/o Kingsbridge Corporate Services Limited
                              Main Street
                              Kilcullen, County Kildare
                              Republic of Ireland
                              Telephone: 011-353-45-481-811
                              Facsimile: 011-353-45-482-003

with a copy (which shall not constitute notice) to:

                              Rogers & Wells LLP
                              200 Park Avenue, 52nd Floor
                              New York, NY  10166
                              Attention:  Keith M. Andruschak, Esq.
                              Telephone: (212) 878-8000
                              Facsimile: (212) 878-8375


Either party hereto may from time to time change its address or facsimile number for notices under this Section 4.8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

Section 14.9 GOVERNING LAW. This Agreement shall be construed under the laws of the State of Delaware, without giving effect to provisions regarding conflicts of law or choice of law.

Section 14.10 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

Section 14.11 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

Section 14.12 FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 14.13 ABSENCE OF PRESUMPTION. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 14.14 REMEDIES. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.



                              CYTOGEN CORPORATION


                              By:
                                   H. Joseph Reiser, Ph.D.
                                   President and Chief Executive Officer



                           KINGSBRIDGE CAPITAL LIMITED


                           By:
                                Valentine O'Donoghue
                                Director

                           EXHIBIT C

                         FORM OF WARRANT

                             WARRANT

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A PRIVATE EQUITY LINE AGREEMENT, DATED AS OF OCTOBER 23, 1998, BETWEEN CYTOGEN CORPORATION AND KINGSBRIDGE CAPITAL LIMITED. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM CYTOGEN CORPORATION'S EXECUTIVE OFFICES.


                                                 OCTOBER 23, 1998

     Warrant to Purchase up to 200,000 Shares of Common Stock of
Cytogen Corporation.

     Cytogen Corporation, a Delaware corporation (the "Company"), hereby agrees that Kingsbridge Capital Limited (the "Investor") or any other Warrant Holder is entitled, on the terms and conditions set forth below, to purchase from the Company at any time during the Exercise Period up to 200,000 fully paid and nonassessable shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), as the same may be adjusted from time to time pursuant to Section 6 hereof, at the Exercise Price (hereinafter defined), as the same may be adjusted pursuant to Section 6 hereof. The resale of the shares of Common Stock or other securities issuable upon exercise or exchange of this Warrant is subject to the provisions of the Registration Rights Agreement (as defined below).

          Section 1.     Definitions.

          "Agreement" shall mean the Private Equity Line Agreement, dated the date hereof, between the Company and the Investor.

          "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

          "Date of Exercise" shall mean the date that the advance copy of the Exercise Form is sent by facsimile to the Company, provided that the original Warrant and Exercise Form are received by the Company within reasonable time thereafter. If the Warrant Holder has not sent advance notice by facsimile, the Date of Exercise shall be the date the original Exercise Form is received by the Company.

          "Exercise Period" shall mean that period beginning on the 181st day after the Subscription Date and continuing until the expiration of the three-year period thereafter; provided that such period shall be extended one day for each day after such 181st day after the Subscription Date, that a Registration Statement is not effective during the period such Registration Statement is required to be effective pursuant to the Registration Rights Agreement.

          "Exercise Price" as of the date hereof shall mean one hundred twenty five percent (125%) of the average of the lowest intra-day prices per share of Common Stock for the five (5) days preceeding the Subscription Date and shall hereafter be subject to the adjustments provided for in Section 6 of this Warrant. "Lowest intra-day price" shall mean the lowest price of the Common Stock (as reported by Bloomberg L.P.) during any Trading Day.

          "Per Share Warrant Value" shall mean the difference resulting from subtracting the Exercise Price from the Bid Price of one share of Common Stock on the Trading Day next preceding the Date of Exercise.

          "Registration Rights Agreement" shall mean the registration rights agreement, dated the date hereof between the Company and the Investor.

          "Subscription Date" shall mean the date on which the Agreement is executed and delivered by the parties hereto.

          "Warrant Holder" shall mean the Investor or any assignee or transferee of all or any portion of this Warrant; and

          other capitalized terms used but not defined herein shall have their respective meanings set forth in the Agreement.

          Section 2.     Exercise; Cashless Exercise.

               a. Method of Exercise. This Warrant may be exercised in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period, by the Warrant Holder by (i) surrender of this Warrant, with the form of exercise attached hereto as Exhibit A duly executed by the Warrant Holder (the "Exercise Notice"), to the Company at the address set forth in Section 13 hereof, accompanied by payment of the Exercise Price multiplied by the number of shares of Common Stock for which this Warrant is being exercised (the

"Aggregate Exercise Price") or (ii) telecopying an executed and completed Exercise Notice to the Company and delivering to the Company within three business days thereafter the original Exercise Notice, this Warrant and the Aggregate Exercise Price. Each date on which an Exercise Notice is received by the Company in accordance with clause (i) and each date on which the Exercise Notice is telecopied to the Company in accordance with clause (ii) above shall be deemed an "Exercise Date".

               b. Payment of Aggregate Exercise Price. Subject to paragraph (c) below, payment of the Aggregate Exercise Price shall be made by check or bank draft payable to the order of the Company or by wire transfer to an account designated by the Company. If the amount of the payment received by the Company is less than the Aggregate Exercise Price, the Warrant Holder will be notified of the deficiency and shall make payment in that amount within five
(5) business days. In the event the payment exceeds the Aggregate Exercise Price, the Company will refund the excess to the Warrant Holder within three (3) business days of receipt.

               c. Cashless Exercise. If a Registration Statement is not effective for the resale of the Warrant Shares by the Warrant Holder, as an alternative to payment of the Aggregate Exercise Price in accordance with paragraph (b) above, the Warrant Holder may elect to effect a cashless exercise by so indicating on the Exercise Notice and including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, the Warrant Holder shall surrender this Warrant for that number of shares of Common Stock determined by (i) multiplying the number of Warrant Shares for which this Warrant is being exercised by the Per Share Warrant Value and (ii) dividing the product by the Bid Price of one share of the Common Stock on the Trading Day next preceding the Date of Exercise.

               d. Replacement Warrant. In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to or upon the order of the Warrant Holder a new Warrant of like tenor in the name of the Warrant Holder or as the Warrant Holder may request, reflecting such adjusted number of Warrant Shares.

          Section 3. Ten Percent Limitation. The Warrant Holder may not exercise this Warrant such that the number of Warrant Shares to be received pursuant to such exercise aggregated with all other shares of Common Stock then owned by the Warrant Holder beneficially or deemed beneficially owned by the Warrant Holder would result in the Warrant Holder owning more than 9.9% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the rules and regulations promulgated thereunder. As of any date prior to the Date of Exercise, the aggregate number of shares of Common Stock into which this Warrant is exercisable, together with all other shares of Common Stock then beneficially owned (as such term is defined in Rule 16a-1 under the Exchange
Act) by such Warrant Holder and its affiliates, shall not exceed 9.9% of the total outstanding shares of Common Stock as of such date.

          Section 4.     Delivery of Stock Certificates.

          a. Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) Trading Days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder may lawfully direct, a certificate or certificates for the number of validly issued, fully paid and non-assessable Warrant Shares to which the Warrant Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Warrant Holder is entitled upon such exercise in accordance with the provisions hereof; provided, however, that any such delivery to a location outside of the United States shall be made within five (5) Trading Days after the exercise of this Warrant in full or in part.

          b. This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event the Warrant Holder shall receive in cash an amount equal to the Bid Price of such fractional share within three (3) Trading Days.

          Section 5. Representations, Warranties and Covenants of the Company.

          a. The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder.

          b. From the date hereof through the last date on which this Warrant is exercisable, the Company shall take all steps reasonably necessary and within its control to insure that the Common Stock remains listed or quoted on the Principal Market.

          c. The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable.

          d. The Company has authorized and reserved for issuance to the Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant. The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable as Warrant Shares.

          Section 6. Adjustment of the Exercise Price. The Exercise Price and, accordingly, the number of Warrant Shares issuable upon exercise of the Warrant, shall be subject to adjustment from time to time upon the happening of certain events as follows; provided, however, that nothing contained in this
Section 6 shall be construed to require such adjustment to the exercise price of this Warrant for the payment of any placement agent, in Capital Stock or otherwise, in consideration of the transactions contemplated by the Agreement:

          a. Reclassification, Consolidation, Merger or Mandatory Share Exchange. If the Company, at any time while this Warrant is unexpired and not exercised in full, (i) reclassifies or changes its Outstanding Capital Shares (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon exercise of the Warrant) or (ii) consolidates, merges or effects a mandatory share exchange with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Company is a continuing corporation and that does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination of Outstanding Capital Shares issuable upon exercise of the Warrant) at any time while this Warrant is unexpired and not exercised in full, then in any such event the Company, or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefore, amend this Warrant or issue a new Warrant providing that the Warrant Holder shall have rights not less favorable to the holder than those then applicable to this Warrant and to receive upon exercise under such amendment of this Warrant or new Warrant, in lieu of each share of Common Stock theretofore issuable upon exercise of the Warrant hereunder, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, mandatory share exchange, sale or transfer by the holder of one share of Common Stock issuable upon exercise of the Warrant had the Warrant been exercised immediately prior to such reclassification, change, consolidation, merger, mandatory share exchange or sale or transfer. Such amended Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.1. The provisions of this subsection (a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges and sales and transfers.

          b. Subdivision or Combination of Shares. If the Company, at any time while this Warrant is unexpired and not exercised in full, shall subdivide its Common Stock, the Exercise Price shall be proportionately reduced as of the effective date of such subdivision, or, if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as of such record date, whichever is earlier. If the Company, at any time while this Warrant is unexpired and not exercised in full, shall combine its Common Stock, the Exercise Price shall be proportionately increased as of the effective date of such combination, or, if the Company shall take a record of holders of its Common Stock for the purpose of so combining, as of such record date, whichever is earlier.

          c. Stock Dividends. If the Company, at any time while this Warrant is unexpired and not exercised in full, shall pay a dividend in its Capital Shares, or make any other distribution of its Capital Shares, then the Exercise Price shall be adjusted, as of the date the Company shall take a record of the holders of its Capital Shares for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Exercise Price in effect immediately prior to such payment or other distribution by a fraction:

          1. the numerator of which shall be the total number of Outstanding Capital Shares immediately prior to such dividend or distribution, and

          2. the denominator of which shall be the total number of Outstanding Capital Shares immediately after such dividend or distribution. The provisions of this subsection (c) shall not apply under any of the circumstances for which an adjustment is provided in subsections (a) or (b).

     d. Issuance of Additional Capital Shares. If the Company, at any time while this Warrant is unexpired and not exercised in full, shall issue any additional Capital Shares ("Additional Capital Shares"), otherwise than as provided in the foregoing subsections (a) through (c) above, at a price per share less, or for other consideration lower, than the Bid Price in effect immediately prior to such issuance, or without consideration, then upon such issuance the Exercise Price shall be reduced to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction:

          1. the numerator of which shall be the number of Outstanding Capital Shares immediately prior to the issuance of the Additional Capital Shares plus the number of Capital Shares that the aggregate consideration for the total number of such Additional Capital Shares so issued would purchase at the then effective Bid Price, and

          2. the denominator of which shall be the number of Outstanding Capital Shares immediately after the issuance of the Additional Capital Shares. The provisions of this subsection (d) shall not apply under any of the circumstances for which an adjustment is provided in subsections (a), (b) or (c).

The provisions of this subsection (d) shall not apply to the issuance of any Additional Capital Shares that are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible or exchangeable securities.

          e. Issuance of Warrants, Options or Other Rights. If the Company, at any time while this Warrant is unexpired and not exercised in full, shall issue any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares, other than employee stock option and stock purchase plans granted in the ordinary course of business, and the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Bid Price in effect immediately prior to such issuance, then, upon the issuance of such warrants, options or other rights, the Exercise Price shall be adjusted as provided in subsection (d) hereof on the basis that:

          1. the maximum number of Additional Capital Shares issuable on the date of determination (subject to adjustment on the date(s) of exercise) pursuant to all such warrants, options or other rights shall be deemed to have been issued as of the date of actual issuance of such warrants, options or other rights, and

          2. the aggregate consideration for such maximum number of Additional Capital Shares issuable pursuant to such warrants, options or other rights, shall be deemed to be the consideration received by the Company for the issuance of such warrants, options, or other rights plus the minimum consideration to be received by the Company for the issuance of Additional Capital Shares pursuant to such warrants, options, or other rights.

          f. Issuance of Convertible or Exchangeable Securities. If the Company, at any time while this Warrant is unexpired and not exercised in full, shall issue any securities convertible into or exchangeable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance, then, upon the issuance of such convertible or exchangeable securities, the Exercise Price shall be adjusted as provided in subsection (d) hereof on the basis that:

          1. the maximum number of Additional Capital Shares necessary on the date of determination (subject to adjustment on the date(s) of conversion or exchange) to effect the conversion or exchange of all such convertible or exchangeable securities shall be deemed to have been issued as of the date of issuance of such convertible or exchangeable securities, and

          2. the aggregate consideration for such maximum number of Additional Capital Shares shall be deemed to be the consideration received by the Company for the issuance of such convertible or exchangeable securities plus the minimum consideration received by the Company for the issuance of such Additional Capital Shares pursuant to the terms of such convertible or exchangeable securities.

No adjustment of the Exercise Price shall be made under this subsection (f) upon the issuance of any convertible or exchangeable securities that are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights therefor, if the issuance of such warrants, options or other rights was subject to subsection (e) hereof.

          g. Adjustment of Number of Shares. Upon each adjustment of the Exercise Price pursuant to any provisions of this
Section 6.1, the number of Warrant Shares issuable hereunder at the option of the Warrant Holder shall be calculated, to the nearest one hundredth of a whole share, multiplying the number of Warrant Shares issuable prior to an adjustment by a fraction:

          1. the numerator of which shall be the Exercise Price before any adjustment pursuant to this Section 6.1; and

          2. the denominator of which shall be the Exercise Price after such adjustment.

          h. Liquidating Dividends, Etc. If the Company, at any while this Warrant is unexpired and not exercised in full, makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital (other than dividends paid or distributions made in respect of preferred stock) or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (g)) while an exercise is pending, then the Warrant Holder shall be entitled to receive upon such exercise of the Warrant in addition to the Warrant Shares receivable in connection therewith, and without payment of any consideration other than the Exercise Price, an amount in cash equal to the value of such distribution per Capital Share multiplied by the number of Warrant Shares that, on the record date for such distribution, are issuable upon such exercise of the Warrant (with no further adjustment being made following any event which causes a subsequent adjustment in the number of Warrant Shares issuable), and an appropriate provision therefor shall be made a part of any such distribution. The value of a distribution that is paid in other than cash shall be determined in good faith by the Board of Directors of the Company.

          i. Other Provisions Applicable to Adjustments Under this Section. The following provisions will be applicable to the making of adjustments in any Exercise Price hereinabove provided in this Section 6.1:

          1. Computation of Consideration. To the extent that any Additional Capital Shares or any convertible or exchangeable securities or any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares or any convertible or exchangeable securities shall be issued for a cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, or, if such Additional Capital Shares or convertible or exchangeable securities are offered by the Company for subscription, the subscription price, or, if such Additional Capital Shares or convertible or exchangeable securities are sold to or through underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or incurred by the Company for and in the underwriting of, or otherwise in connection with the issue thereof. To the extent that such issuance shall be for a consideration other than cash, then, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Company's Board of Directors. The consideration for any Additional Capital Shares issuable pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants, options or other rights, plus the additional consideration payable to the Company upon the exercise of such warrants, options or other rights. The consideration for any Additional Capital Shares issuable pursuant to the terms of any convertible or exchangeable securities shall be the consideration paid or payable to the Company in respect of the subscription for or purchase of such convertible or exchangeable securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such convertible or exchangeable securities. In case of the issuance at any time of any Additional Capital Shares or convertible or exchangeable securities in payment or satisfaction of any dividend upon any class of stock preferred as to dividends in a fixed amount, the Company shall be deemed to have received for such Additional Capital Shares or convertible or exchangeable securities a consideration equal to the amount of such dividend so paid or satisfied.

          2. Readjustment of Exercise Price. Upon the expiration of the right to convert or exchange any convertible or exchangeable securities, or upon the expiration of any rights, options or warrants, the issuance of which convertible or exchangeable securities, rights, options or warrants effected an adjustment in Exercise Price, if any such convertible or exchangeable securities shall not have been converted or exchanged, or if any such rights, options or warrants shall not have been exercised, the number of Capital Shares deemed to be issued and Outstanding by reason of the fact that they were issuable upon conversion or exchange of any such convertible or exchangeable securities or upon exercise of any such rights, options, or warrants shall no longer be computed as set forth above, and such Exercise Price shall forthwith be readjusted and thereafter be the price that it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of this Section 6.1 after the issuance of such convertible or exchangeable securities, rights, options or warrants) had the adjustment of the Exercise Price made upon the issuance or sale of such convertible or exchangeable securities or issuance of rights, options or warrants been made on the basis of the issuance only of the number of Additional Capital Shares actually issued upon conversion or exchange of such convertible or exchangeable securities, or upon the exercise of such rights, options or warrants, and thereupon only the number of Additional Capital Shares actually so issued, if any, shall be deemed to have been issued and only the consideration actually received by the Company (computed as set forth in sub-subsection (1. hereof) shall be deemed to have been received by the Company. If the purchase price provided for in any rights, options or warrants, or the additional consideration (if any) payable upon the conversion or exchange of any convertible or exchangeable securities, or the rate at which any convertible or exchangeable securities are convertible into or exchangeable for Capital Shares changes at any time (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of the change shall be adjusted to the Exercise Price that would have been in effect at such time had such rights, options, warrants or convertible or exchangeable securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

          j. In the event the Company shall, at a time while the Warrant is unexpired and outstanding, take any action which pursuant to subsections (a) through (h) of this Section 6.1 may result in an adjustment of the Exercise Price, the Company shall give to the Warrant Holder at its last address known to the Company written notice of such action ten (10) days in advance of its effective date in order to afford to the Warrant Holder an opportunity to exercise the Warrant prior to such action becoming effective.

          Section 6.1 Notice of Adjustments. Whenever the Exercise Price or number of Warrant Shares shall be adjusted pursuant to Section 6.1 hereof, the Company shall promptly make a certificate signed by its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company's Board of Directors made any determination hereunder), and the Exercise Price and number of Warrant Shares purchasable at that Exercise Price after giving effect to such adjustment, and shall promptly cause copies of such certificate to be mailed (by first class and postage prepaid) to the Holder of the Warrant. In the event the Company shall, at a time while the Warrant is unexpired and not exercised in full, take any action that pursuant to subsections (a) through (g) of Section
6.1 may result in an adjustment of the Exercise Price, the Company shall give to the Holder of the Warrant at its last address known to the Company written notice of such action ten (10) days in advance of its effective date in order to afford to the Holder of the Warrant an opportunity to exercise the Warrant prior to such action becoming effective.

          Section 7.     No Impairment.   The Company will not, by
amendment of its Articles of Incorporation or By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company
(a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

          Section 8. Rights As Stockholder. Prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          Section 9. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          Section 10.    Choice of Law.  This Agreement shall be
construed under the laws of the State of New York.

          Section 11. Entire Agreement; Amendments. This Warrant, the Registration Rights Agreement, and the Agreement contain the entire understanding of the parties with respect to the matters covered hereby and thereby. No provision of this Warrant may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

          Section 12.    Restricted Securities.

          a. Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act in reliance upon the provisions of Section 4(2) promulgated by the SEC under the Securities Act.

This Warrant and the Warrant Shares issuable upon exercise of this Warrant may not be resold except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws.

          b.   Legend.  Any replacement Warrants issued pursuant to
Section 2 hereof and any Warrant Shares issued upon exercise hereof, shall bear the following legend:

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A PRIVATE EQUITY LINE AGREEMENT, DATED AS OF OCTOBER 23, 1998, BETWEEN CYTOGEN CORPORATION AND KINGSBRIDGE CAPITAL LIMITED. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES."

Removal of such legend shall be in accordance with the legend removal provisions in the Agreement.

          c. No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 12(b) has been or shall be placed on the share certificates representing the Warrant Shares and no instructions or "stop transfer orders," so called, "stock transfer restrictions" or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Section 12.

          d. Assignment. Assuming the conditions of Section 12(a) above regarding registration or exemption have been satisfied, the Warrant Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. The Warrant Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days, and shall deliver to the assignee(s) designated by the Warrant Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

          e. Investor's Compliance. Nothing in this Section 12 shall affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

          Section 13. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile (with accurate confirmation generated by the transmitting facsimile machine) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

          If to the Company:

          Cytogen Corporation
          600 College Road East CN5308
          Princeton, New Jersey  08540
          Attention: H. Joseph Reiser, Ph.D.
          Telephone: (609) 987-8200
          Facsimile: (609) 951-9298


with a copy to:

          Cytogen Corporation
          600 College Road East CN5308
          Princeton, New Jersey  08540
          Attention: Donald F. Crane, Jr., Esq.
          Telephone: (609) 520-3062
          Facsimile: (609) 987-1229

if to the Investor:

          Adam Gurney
          Kingsbridge Capital Limited
          c/o Kingsbridge Corporate Services Limited
          Main Street
          Kilcullen, County Kildare
          Republic of Ireland
          Telephone: 011-353-45-481-811
          Facsimile: 011-353-45-482-003
with a copy (which shall not constitute notice) to:

          Rogers & Wells LLP
          200 Park Avenue, 52nd Floor
          New York, NY  10166
          Attention:  Keith M. Andruschak, Esq.
          Telephone: (212) 878-8000
          Facsimile: (212) 878-8375

Either party hereto may from time to time change its address or facsimile number for notices under this Section 13 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

          Section 14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

          IN WITNESS WHEREOF, this Warrant was duly executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

CYTOGEN CORPORATION


By:
    H. Joseph Reiser, Ph.D.
    President and Chief Executive Officer



Attested:


By:
    Donald F. Crane, Jr., Esq.
    Vice President, General Counsel and Secretary

                     EXHIBIT A TO THE WARRANT

                          EXERCISE FORM

                       CYTOGEN CORPORATION

     The undersigned hereby irrevocably exercises the right to purchase __________________ shares of Common Stock of Cytogen Corporation, a Delaware corporation, evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full in the form of [cash or certified check in the amount of $___________], [______] Warrant Shares, which represent the amount of Warrant Shares as provided in the attached Warrant to be canceled in connection with such exercise], all in accordance with the conditions and provisions of said Warrant.

     The undersigned requests that stock certificates for such Warrant Shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to this Warrant in the name of the registered Holder and delivered to the undersigned at the address set forth below.

Dated:_______________________________________
_____________________________________________
Signature of Registered Holder
Name of Registered Holder (Print)


_____________________________________________
Address

                              NOTICE


     The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

                     EXHIBIT B TO THE WARRANT

                            ASSIGNMENT


     (To be executed by the registered Warrant Holder desiring to transfer the Warrant)

     FOR VALUED RECEIVED, the undersigned Warrant Holder of the attached Warrant hereby sells, assigns and transfers unto the persons below named the right to purchase ______________ shares of the Common Stock of Cytogen Corporation evidenced by the attached Warrant and does hereby irrevocably constitute and appoint ______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:
______________________________
Signature

Fill in for new Registration of Warrant:


_________________________________________
Name

_________________________________________
Address

_________________________________________
Please print name and address of assignee
        (including zip code number)

                              NOTICE


     The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

                           EXHIBIT D

                          [RESERVED]

                           EXHIBIT E

       FORM OF OPINION OF THE COMPANY'S INDEPENDENT COUNSEL

[Date]

Kingsbridge Capital Limited
Main Street
Kilcullen, County Kildare
Republic of Ireland

Re:  Private Equity Line Agreement Between Kingsbridge Capital
     Limited and CYTOGEN Corporation

Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section [6.12] [7.2(g)] of the Private Equity Line Agreement by and between Kingsbridge Capital Limited, a British Virgin Islands entity (the "Investor") and Cytogen Corporation, a Delaware corporation (the "Company"), dated as of October 23, 1998 (the "Equity Line Agreement"), which provides for the issuance and sale by the Company of up to an indeterminate number of shares of Common Stock of the Company (the "Put Shares"), certain additional shares upon the occurrence of certain events as set forth in
Section 2.6 thereof (the "Blackout Shares"), and a warrant to purchase 200,000 shares of Common Stock of the Company (the "Warrant", and the shares of Common Stock issued or issuable pursuant to exercise of the Warrant, the "Warrant Shares").
All terms used herein have the meanings defined for them in the Equity Line Agreement unless otherwise defined herein.

     I have acted as counsel for the Company in connection with the negotiation of the Equity Line Agreement, the Warrant, the Registration Rights Agreement between the Investor and the Company, dated as of October 23, 1998 (the "Registration Rights Agreement"), and the Escrow Agreement between the Investor, the Company and myself, as Escrow Agent, dated as of October 23, 1998 (the "Escrow
Agreement", and together with the Equity Line Agreement and the Registration Rights Agreement, the "Agreements"). As counsel, I have made such legal and factual examinations and inquires as I have deemed advisable or necessary for the purpose of rendering this opinion. In addition, I have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that I consider necessary or advisable for the purpose of rendering this opinion. In such examination I have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to me as originals, the conformity to original documents of all copies submitted to me as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents
(except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof. With respect to certain factual matters, I have relied, without independent investigation on the facts stated in the representations and warranties contained in the Equity Line Agreement and the schedules thereto and the SEC documents (other than in each case conclusion of law).

                                                        Page ii


  As used in this opinion, the expression "to my knowledge" refers to my current actual knowledge.

  For purposes of this opinion, I have assumed that you have all requisite power and authority, and have taken any and all necessary corporate action, to execute and deliver the Agreements, and I am assuming that the representations and warranties made by the Investor in the Agreements and pursuant thereto are true and correct.



  Based upon and subject to the foregoing, I am of the opinion that:

  1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority (corporate and other) to carry on its business and to own, lease and operate its properties and assets as described in the Company's SEC Documents.
To our knowledge, the Company does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity, except for subsidiaries of the Company, namely, AxCell BioSciences, Inc., Cellcor, Inc., and CytoRad, Inc. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the Company owns or leases property, other than those in which the failure so to qualify would not have a Material Adverse Effect.

  2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Agreements and the Warrant and to issue the Put Shares, the Warrant, the Warrant Shares and the Blackout Shares. The execution and delivery of the Agreements, and the execution, issuance and delivery of the Warrant, by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Agreements has been duly executed and delivered, and the Warrant has been duly executed, issued and delivered, by the Company and each of the Agreements and the Warrant constitutes valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

  3. The execution, delivery and performance of the Agreements and the Warrant by the Company and the consummation by the Company of the transactions contemplated thereby, including without

                                                       Page iii


limitation the issuance of the Put Shares, the Warrant, the Warrant Shares and the Blackout Shares, do not and will not (i) result in a violation of the Company's Articles or By-Laws; (ii) to my knowledge, conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, except for such conflicts, defaults, terminations, amendments, accelerations and cancellations as would not, individually or in the aggregate, have a Material Adverse Effect; or (iii) result in a violation of any federal or state law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound or affected, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. To my knowledge, the Company is not in violation of any terms of its Articles or Bylaws.

  4. The issuance of the Put Shares, the Warrant and the Blackout Shares in accordance with the Equity Line Agreement, and the issuance of the Warrant Shares in accordance with the Warrant, will be exempt from registration under the Securities Act of 1933 and will be in compliance with applicable state securities laws. When so issued, the Put Shares, the Blackout Shares and the Warrant
Shares will be duly and validly issued, fully paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Company's Articles of Incorporation (the "Articles") or Bylaws or, to my knowledge, in any agreement to which the Company is party.

  5.   To my knowledge, except as disclosed in the SEC
Documents, there are no claims, actions, suits, proceedings or investigations that are pending against the Company or its properties, or against any officer or director of the Company in his or her capacity as such, nor has the Company received any written threat of any such claims, actions, suits, proceedings, or investigations which are required to be and have not been disclosed in the SEC Documents and which are reasonably likely to have a material adverse affect upon the Company's financial position or results of operations.

                                                       Page iv


  This opinion is furnished to the Purchaser solely for its benefit in connection with the transactions described above and may not be relied upon by any other person or for any other purpose without my prior written consent.

                                Very truly yours,



                                /s/ Donald F. Crane
                                Donald F. Crane, Jr.
                                Vice President General Counsel and
                                  Corporate Secretary

                                                       Page v

                           EXHIBIT F

                     COMPLIANCE CERTIFICATE
                      CYTOGEN CORPORATION

  The undersigned, H. Joseph Reiser, Ph.D., hereby certifies, with respect to shares of common stock of Cytogen Corporation (the "Company") issuable in connection with the Put Notice, dated _____________ (the "Notice"), delivered pursuant to Article II of the Private Equity Line Agreement, dated as of October 23, 1998, by and between the Company and Kingsbridge Capital Limited (the "Agreement"), as follows:

  1.   The undersigned is the duly elected President and Chief
Executive Officer of the Company.

  2. The representations and warranties of the Company set forth in Article V of the Agreement are true and correct in all material respects as though made on and as of the date hereof.

  3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Closing Date related to the Notice and has complied in all material respects with all obligations and conditions contained in
Article VII of the Agreement.

  The undersigned has executed this Certificate this ____ day of ________, 199_.


                                ____________________________________
                                H. Joseph Reiser, Ph.D.
                                President and Chief Executive Officer

                                                             Page i

                           EXHIBIT G

                INSTRUCTIONS TO TRANSFER AGENT
                      CYTOGEN CORPORATION


                                     October ___, 1998


[Name, address and phone and facsimile number of Transfer Agent]


Dear Sirs:

  Reference is made to the Private Equity Line Agreement (the "Agreement"), dated as of October 23, 1998 between Kingsbridge Capital Limited (the "Investor") and Cytogen Corporation(the "Company"). Pursuant to the Agreement, subject to the terms and conditions set forth in the Agreement the Investor has agreed to purchase from the Company and the Company has agreed to sell to the Investor from time to time during the term of the Agreement shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"). As a condition to the effectiveness of the Agreement, the Company has agreed to issue to you, as the transfer agent for the Common Stock (the "Transfer Agent"), these instructions relating to the Common Stock to be issued to the Investor (or a permitted assignee) pursuant to the Agreement. All terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

  1.   ISSUANCE  OF COMMON STOCK WITHOUT THE LEGEND

  Pursuant to the Agreement, the Company is required to prepare and file with the Commission, and maintain the effectiveness of, a registration statement or registration statements registering the resale of the Common Stock to be acquired by the Investor under the Agreement. The Company will advise the Transfer Agent in writing of the effectiveness of any such registration statement promptly upon its being declared effective. The Transfer Agent shall be entitled to rely on such advice and shall assume that the effectiveness of such registration statement remains in effect unless the Transfer Agent is otherwise advised in writing by the Company and shall not be required to independently confirm the continued effectiveness of such registration statement. In the circumstances set forth in the following two paragraphs, the Transfer Agent shall deliver to the Investor certificates representing Common Stock not bearing the Legend without requiring further advice or instruction or additional documentation from the

Company or its counsel or the Investor or its counsel or any other party (other than as described in such paragraphs).

  At any time after the effective date of the applicable registration statement (provided that the Company has not informed the Transfer Agent in writing that such registration statement is not effective) upon any surrender of one or more certificates evidencing Common Stock which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered, the Transfer Agent shall deliver to the Investor the certificates representing the Common Stock not bearing the Legend, in such names and denominations as the Investor shall request, provided that:

  (15) in connection with such event, if so requested by the Transfer Agent, the Investor (or its permitted assignee) shall confirm in writing to the Transfer Agent that the Investor has complied with the prospectus delivery requirement under the Securities Act;

  (16) if so requested by the Transfer Agent, the Investor (or its permitted assignee) shall represent that it is permitted to dispose thereof with limitation as to amount of manner of sale pursuant to Rule 144(k) under the Securities Act; or

  (17) the Investor, its permitted assignee, or either of their brokers confirms to the transfer agent that (i) the Investor has held the shares of Common Stock for at least one year,
  (ii) counting the shares surrendered as being sold upon the date the unlegended Certificates would be delivered to the Investor (or the Trading Day immediately following if such date is not a Trading Day), the Investor will not have sold more than the greater of (a) ____ percent (___%) of the total number of outstanding shares of Common Stock or (b) the average weekly trading volume of the Common Stock for the preceding four weeks during the three months ending upon such delivery date (or the Trading Day immediately following if such date is not a Trading Day), and (iii) the Investor has complied with the manner of sale and notice requirements of Rule 144 under the Securities Act.

  Any advice, notice or instructions to the Transfer Agent required or permitted to be given hereunder may be transmitted via facsimile to the Transfer Agent's facsimile number of (___)-___-____.

  2.   MECHANICS OF DELIVERY OF CERTIFICATES
       REPRESENTING COMMON STOCK

  In connection with any Closing pursuant to which the Investor acquires Common Stock under the Agreement, the Transfer Agent shall deliver certificates representing Common Stock (with or without the

                                                       Page iii


Legend, as appropriate) as promptly as practicable, but in no event later than three business days, after such Closing.

  3.   FEES OF TRANSFER AGENT; INDEMNIFICATION

  The Company agrees to pay the Transfer Agent for all fees incurred in connection with these Irrevocable Instructions. The Company agrees to indemnify the Transfer Agent and its officers, employees and agents, against any losses, claims, damages or liabilities, joint or several, to which it or they become subject based upon the performance by the Transfer Agent of its duties in accordance with the Irrevocable Instructions.

  4.   THIRD PARTY BENEFICIARY

  The Company and the Transfer Agent acknowledge and agree that the Investor is an express third party beneficiary of these Irrevocable Instructions and shall be entitled to rely upon, and enforce, the provisions hereof.


                           CYTOGEN CORPORATION


                           By:____________________________________
                              Name
                              Title


AGREED:

[NAME OF TRANSFER AGENT]


By:__________________________
Name:
Title: